                                                                EXHIBIT 10.18




               AGREEMENT FOR PURCHASE OF PARTNERSHIP INTEREST


                                 BY AND BETWEEN


                          SYGNET COMMUNICATIONS, INC.,

                                      AND

                         ERIE CELLULAR SYSTEMS, INC.
                 (Formerly McCaw Communications of Erie, Inc.)



                           DATED: September 15, 1995

                               TABLE OF CONTENTS

ARTICLE 1

      DEFINITIONS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1

ARTICLE 2

      SALE OF INTEREST    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      4

ARTICLE 3

      PURCHASE PRICE; CLOSING DATE  . . . . . . . . . . . . . . . . . . . . . . . . . .      5
      3.1.    Purchase Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
      3.2.    Designation of Closing Date   . . . . . . . . . . . . . . . . . . . . . .      7
      3.3.    Payment of Preliminary Net Purchase Price at Closing  . . . . . . . . . .      7

ARTICLE 4

      COVENANTS AND AGREEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
      4.1.    Covenants of McCaw  . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
      4.2.    Covenants of SYGNET   . . . . . . . . . . . . . . . . . . . . . . . . . .     11
      4.3.    Covenants and Acknowledgments of McCaw and SYGNET   . . . . . . . . . . .     11

ARTICLE 5

      REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . .     13
      5.1.    McCaw's Representations and Warranties  . . . . . . . . . . . . . . . . .     13
      5.2.    SYGNET's Representations and Warranties   . . . . . . . . . . . . . . . .     19

ARTICLE 6

      CONDITIONS TO OBLIGATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .     20
      6.1.    Conditions to SYGNET's Obligation   . . . . . . . . . . . . . . . . . . .     20
      6.2.    Conditions to McCaw's Obligation  . . . . . . . . . . . . . . . . . . . .     22

ARTICLE 7

      SURVIVAL: INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23
      7.1.    Survival of Representations and Warranties  . . . . . . . . . . . . . . .     23
      7.2.    McCaw' Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23
      7.3.    SYGNET's Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
      7.4.    Procedure   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
      7.5.    Indemnification Payments in Cash  . . . . . . . . . . . . . . . . . . . .     25

      7.6.    Investigations: Waivers   . . . . . . . . . . . . . . . . . . . . . . . .     25
      7.7.    Limitation of Liability   . . . . . . . . . . . . . . . . . . . . . . . .     25

ARTICLE 8

      POST-CLOSING AGREEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
      8.1     Pittsburgh Switching Services; Ericsson Equipment   . . . . . . . . . . .     26
      8.2     Networking and Roaming Services   . . . . . . . . . . . . . . . . . . . .     26
      8.3     Transition Services Agreement   . . . . . . . . . . . . . . . . . . . . .     26
      8.4     Removal of General Electric Plane Cell Site   . . . . . . . . . . . . . .     27
      8.5     Access to McCaw Billing Systems   . . . . . . . . . . . . . . . . . . . .     27
      8.6     Operation in Ordinal Course After Closing   . . . . . . . . . . . . . . .     27
      8.7     Billing Information Deliveries  . . . . . . . . . . . . . . . . . . . . .     27

ARTICLE 9

      SYGNET'S ACQUISITION OF REMAINING PARTNERS  . . . . . . . . . . . . . . . . . . .     27

ARTICLE 10

      MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28
      10.1.   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28
      10.2.   Equitable Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . .     28
      10.3.   Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28
      10.4.   Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     29
      10.5.   Remedies Cumulative   . . . . . . . . . . . . . . . . . . . . . . . . . .     30
      10.6.   Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
      10.7.   Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
      10.8.   Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
      10.9.   Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . .     30
      10.10.  Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
      10.11.  Disclosures   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     30
      10.12.  Termination   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31
      10.13.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     31
      10.14.  Guarantee of Performance  . . . . . . . . . . . . . . . . . . . . . . . .     32

                       AGREEMENT FOR PURCHASE OF INTEREST

              THIS AGREEMENT FOR PURCHASE OF INTEREST is dated this 15th day of September, 1995 (the "Agreement"), by and between SYGNET COMMUNICATIONS, INC., an Ohio corporation with offices at 6550 Seville Drive, Suite B, Canfield, Ohio 44406 ("SYGNET"), and ERIE CELLULAR SYSTEMS, INC. (formerly McCaw Communications of Erie, Inc.) a Pennsylvania corporation with offices at 5400 Carillon Point, Kirkland, Washington 98033 ("McCaw").

                              W I T N E S S E T H:

              WHEREAS, McCaw owns a 95.46% general partnership interest (the "Interest") in Erie Cellular Telephone Company ("ECTC"), a Delaware general partnership;

              WHEREAS, ECTC holds the operating license issued by the Federal Communications Commission to construct and operate the non-wireline cellular telephone system serving the Erie MSA, Market 130 (the "MSA"), and has constructed, owns and operates the non-wireline cellular telephone system in the MSA;

              WHEREAS, the respective boards of directors of SYGNET and McCaw have approved and adopted resolutions declaring advisable the sale of the Interest from McCaw to SYGNET on the terms and conditions hereinafter set forth; and

              NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and promises hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

              "Advanced Billing Amounts" shall mean all amounts that have been billed to subscribers by ECTC and are included in accounts receivable as of the Effective Date, but which relate to service to be provided after the Effective Date.

              "Affiliate" shall mean with respect to any party, any individual or entity directly or indirectly in control of, controlled by or under common control with such party.

              "Authorizations" shall mean all requisite franchises, licenses, authorizations, consents, permits and approvals of the FCC and all other material franchises, licenses, authorizations, consents, permits and approvals of governmental agencies exercising jurisdiction over ECTC or its businesses or assets required to carry on the business of ECTC as now conducted in and around the MSA.

              "Balance Sheet" shall mean a balance sheet of ECTC prepared from the books and records of ECTC in a manner consistent with prior practice and in conformity with generally accepted accounting principles, and fairly presenting the financial condition of ECTC as of the date thereof.

              "Closing" means the consummation of the purchase and sale of the Interest contemplated by this Agreement.

              "Closing Date" is that date computed in accordance with the provisions of Section 3.2.

              "Contaminant" means any waste, pollutant, hazardous or toxic substance or waste, petroleum, petroleum-based substance or waste, special waste, or any constituent of any such substance of waste as defined in or pursuant to any Environmental Law.

              "Contracts" means all leases, rental agreements, insurance policies, collective bargaining agreements, union contracts, licenses, agreements, permits, purchase orders, sales orders, employment agreements, consulting or management agreements, agency agreements, agreements with suppliers, reseller agreements, agreements with agents, agreements with customers, commitments, and any and all other contracts, consents or binding arrangements or understandings (including, without limitation, capital commitments and arrangements with respect to construction in progress), whether written or oral, express or implied, to which ECTC is a party and which in any way relate to the operations or the properties of ECTC or which will be binding upon ECTC, or its operations or properties, after the Closing Date.

              "Disclosures" shall have the meaning set forth in Section
10.11.1.

              "Earned but Unbilled Amounts" shall mean all amounts that relate to service provided to subscribers before the Effective Date, but which have not been billed and are not reflected in accounts receivable as of the Effective Date.

              "Effective Date" shall have the meaning set forth in Section 3.2.

              "Environmental Law" means any law or regulation derived from or relating to all federal, state and local laws or regulations relating to or addressing the environment, health or safety.

              "FCC" shall mean the Federal Communications Commission.

              "FCC Application" shall mean that joint application filed with the FCC relating to the transfer of control of the System to SYGNET in the manner contemplated by this Agreement.

              "Final Order" means an action or decision as to which no request for a stay is pending, no stay is in effect, and any deadline for filing such request that may be designated by statute or regulation has passed; no petition for rehearing or reconsideration or application for review is pending and the time for filing any such petition or application has passed; the FCC (or comparable body exercising jurisdiction over McCaw) does not have the action or decision under reconsideration on its own motion and the time for initiating such reconsideration has passed; no appeal is pending or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed; and no such action has been commenced or threatened.

              "Financial Statements" shall have the meaning set forth in
Section 5.1.3.

              "HSR Act" shall mean the Antitrust Improvement Acts of 1976, as amended.

              "Indebtedness" shall mean all obligations of a Person which in accordance with generally accepted accounting principles would be classified on such Person's balance sheet as liabilities of such Person, and in any case shall include any indebtedness for borrowed money or for the deferred purchase price of property or services evidenced by notes, bonds or other instruments, lease obligations which would normally be capitalized under generally accepted accounting principles, or obligations under direct or indirect guarantees of (including obligations (contingent or otherwise) to assure a creditor against loss in respect of) indebtedness or obligations of others.

              "Indemnification Period" shall have the meaning set forth in
Section 7.1.

              "Interest" shall have the meaning set forth in the first preamble to this Agreement.

              "Legal Matters" shall have the meaning set forth in Section
5.1.4.

              "Lien" shall mean any lien, claim, security interest, charge, encumbrance, restriction, title retention agreement or any liability or claim of any nature.

              "Losses" shall have the meaning set forth in Section 7.2.1.

              "Material Adverse Effect" means a material adverse effect on the business, assets (taken as a whole), condition (financial or otherwise), results of operations or prospects of the continued business of ECTC; provided, however, that such term shall not include any matters explicitly contemplated by this Agreement, any matters effecting the cellular industry generally, or any seasonal variations in subscriber numbers.

              "Material Consents" shall mean those required consents the receipt of which are designated as being material on Schedule 5.1.2.

              "MSA" shall mean the Erie MSA, Marker 130.

              "Net Current Assets" shall have the meaning set forth in Section 3.1.4.

              "Net Purchase Price" shall have the meaning set forth in Section 3.1.2.

              "Partnership Agreement" means the Partnership Agreement of ECTC dated as of June 14, 1988.

              "Person" means any general or limited partnership, corporation, joint venture, trust, business trust, governmental agency, cooperative, association, individual or other entity, and heirs, executors, administrators, legal representatives, successors and assigns of such person.

              "Pittsburgh Cluster Markets" shall have the meaning set forth in
Section 8.2.2.

              "Preliminary Net Purchase Price" shall have the meaning set forth in Section 3.1.5.1.

              "Purchase Price" shall have the meaning set forth in Section
3.1.1.

              "Switching Services" shall have the meaning set forth in Section 8.1.

              "System" shall mean the cellular telephone system operating on frequency block A in the MSA.

              "Taxes" shall mean all taxes of any kind, including, without limitation, those on, or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, customs duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority, domestic or foreign.

                                   ARTICLE 2

                                SALE OF INTEREST

              Subject to the terms and conditions hereof, McCaw agrees to sell to SYGNET, and SYGNET agrees to acquire from McCaw, the Interest.

                                   ARTICLE 3

                          PURCHASE PRICE; CLOSING DATE

              3.1. Purchase Price.

                  3.1.1. The Interest shall be transferred to SYGNET in exchange for the sum of Thirty Nine Million Seven Hundred Fifty Thousand and 00/100 Dollars ($39,750,000.00)(the "Purchase Price"), as adjusted pursuant to this Section to arrive at the Net Purchase Price.

                  3.1.2. To arrive at the Net Purchase Price the Purchase Price shall be increased by:

                     3.1.2.1. 95.46% of the positive Net Current Assets of ECTC as of the Effective Date, if any;

                     3.1.2.2. 95.46% of all capital expenditures made by ECTC after the date of this Agreement and before the Closing relating to the construction or operation of the System, provided that such expenditures were first approved in writing by SYGNET (which approval shall not be unreasonably withheld);

                     3.1.2.3 95.46% of the Earned but Unbilled Amounts; and

                     3.1.2.4 50% of any amount paid by McCaw or ECTC to settle dealer residual payments resulting from the termination of the Dealer Agreement with Bommarito Cellular, Inc. as set forth in Schedule 5.1.10 up to a cap of $6,500.00.

                  3.1.3. To arrive at the Net Purchase Price the Purchase Price shall be decreased by:

                     3.1.3.1. 95.46% of all Indebtedness of ECTC as of the Effective Date; and

                     3.1.3.2. 95.46% of the negative Net Current Assets of ECTC as of the Effective Date, if any;

                     3.1.3.3. 95.46% of the Advanced Billing Amounts; and

                     3.1.3.4. Interest on the Preliminary Net Purchase Price (calculated at the Prime Rate as reported in the Wall Street Journal two business days prior to the Closing Date) for the Closing Date and for each day, if any, from the Closing Dare to and including the Effective Date.

                  3.1.4. For purposes hereof "Net Current Assets" shall mean the difference between:

                     3.1.4.1. All of ECTC's cash, accounts receivable (adjusted by a reasonable bad-debt allowance), inventory, and prepaid expenses; minus

                     3.1.4.2. All of ECTC's accounts payable, accrued obligations, accrued and payable taxes, subscriber deposits and deferred access revenue.

                  3.1.5. Procedure Regarding Adjustment of Purchase Price.

                     3.1.5.1 At the Closing Date the parties will agree upon a preliminary Net Purchase Price (the "Preliminary Net Purchase Price") using adjustments based upon the most recent Balance Sheet of ECTC then available and McCaw's good faith estimates of the adjustments regarding capital expenditures, Indebtedness, Earned but Unbilled Amounts, Advanced Billing Amounts and Interest on the Preliminary Net Purchase Price.

                             Within 60 days after the Closing Date, SYGNET will
cause to be prepared (i) a Balance Sheet dated as of the effective date of the Closing (the "Closing Date Balance Sheet") and (ii) a statement (the "True Up Statement") setting forth each of the adjustments to the Purchase Price required by Sections 3.1.2 and 3.1.3 and SYGNET's calculation of the Net Purchase Price, and shall submit the Closing Date Balance Sheet and the True Up Statement to McCaw for its review. For purposes of preparing the Closing Date Balance Sheet and the True Up Statement, McCaw shall give SYGNET (i) reasonable access to all books, records and other information, and (ii) such other assistance, as SYGNET may reasonably deem necessary. McCaw acknowledges that amounts received after the Effective Date by McCaw or an Affiliate thereof with respect to accounts receivable of ECTC as of the Effective Date or Earned but Unbilled Amounts shall be for the account of SYGNET.

                     3.1.5.2 If McCaw disagrees with any item on the Closing Date Balance Sheet or the True Up Statement, it may within 60 days after receipt thereof deliver written notice to SYGNET specifying in reasonable detail those items with which McCaw disagrees and McCaw's basis for such disagreement (the "Notice of Disagreement"). If no Notice of Disagreement is received by SYGNET from McCaw within such 60 day period, SYGNET may notify McCaw in writing of its intent to treat the Closing Balance Sheet and True Up Statement as final. If McCaw does not provide SYGNET with a Notice of Disagreement within ten (10) days of its receipt thereof, such Closing Balance Sheet and True Up Statement shall be deemed final.

                     3.1.5.3 If a Notice of Disagreement is duly delivered to SYGNET pursuant to Section 3.1.5.2 hereof, the parties shall, during the 30 days following such delivery negotiate in good faith and use their best efforts to resolve such disagreement. If the parties are unable to reach a matter to be submitted to Price Waterhouse, or such other independent public accountants reasonably satisfactory to McCaw and SYGNET (which accountants shall not have any material relationship with either McCaw or SYGNET or any of their respective Affiliates) who shall promptly review this Agreement and the disputed Closing Date

Balance Sheet or True Up Statement items and deliver to Mccaw and SYGNET a report resolving such disputed items and containing a True Up Statement prepared by such accountants. Such True Up Statement shall be final and binding on the parties hereto. Each of the parties shall cooperate with such accountants in their review, and the fees and expenses of such accountants shall be borne equally by the parties.

                     3.1.5.4 Within 5 business days after the True Up Statement shall have become final, whether by expiration of time, agreement of the parties or calculation by a firm of accountants (the "True Up Payment Date"):
(i) if the Net Purchase Price reflected on the final True Up Statement is greater than the Preliminary Net Purchase Price, SYGNET will pay McCaw the amount of such excess, and (ii) if the Net Purchase Price reflected on the final True Up Statement is less than the Preliminary Net Purchase Price, McCaw will pay SYGNET the amount of such difference. Payment pursuant to this Section shall be by wire transfer of immediately available funds on or prior to the True Up Payment Date, to an account designated by the parry to receive such payment.

      3.2 Designation of Closing Date. Subject to the terms and conditions of this Agreement, the Closing shall be held at the offices of Stokes, Eitelbach & Lawrence, P.S., McCaw's counsel, in Seattle, Washington, or such other place as the parties may agree, at 9:00 am., local time, on the Closing Date. Unless otherwise agreed by the parties, the Closing Date shall be September 29, 1995, provided that all conditions to Closing have been satisfied, or waived by the party entitled to the benefit thereof, as of such date. If all such conditions are not satisfied or waived as of September 29, 1995, the Closing Date shall be the earlier of (i) the fifteenth day of the next succeeding month on which all such conditions are satisfied or waived, or if the fifteenth is not a business day, the last business day immediately preceding the fifteenth of the month on which all such conditions are satisfied or waived, or (ii) the last business day of the next succeeding month on which all such conditions are satisfied or waived. For purposes of this Agreement, the Closing shall be deemed to be effective as of 11:59 p.m. (Erie, Pennsylvania time) September 30, 1995, or, if the Closing Date is not September 29, 1995, then the Closing shall be deemed to be effective as of 11:59 p.m. on (i) the last calendar day of the month in which the Closing Date occurs or (ii) the fifteenth of the month in which the Closing Date occurs, whichever is closer to the actual Closing Date (in either case, the "Effective Date").

      3.3 Payment of Preliminary Net Purchase Price at Closing. In consideration of the sale of the Interest to SYGNET and the other undertakings and agreements of McCaw in this Agreement, and subject to the terms and conditions of this Agreement, SYGNET shall pay the Preliminary Net Purchase Price to McCaw by wire transfer of immediately available funds to an account designated by McCaw in writing at least 2 business days prior to the Closing Date.

                                   ARTICLE 4

                            COVENANTS AND AGREEMENTS

                  4.1. Covenants of McCaw. McCaw covenants and agrees that from and after the execution and delivery of this Agreement to and including the Closing Date:

                     4.1.1. Consummate Transactions. McCaw shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, use best efforts to obtain all necessary approvals, consents, permits, licenses and other authorizations required in connection with this Agreement and the transactions contemplated hereby, including, without limitation, all governmental authorities and agencies, and to make all filings with and to give all notices to and obtain all consents from, third parties which may be necessary or reasonably required of McCaw in order to consummate the transactions contemplated hereby.

                     4.1.2. Full Access.

                          4.1.2.1 McCaw shall give to SYGNET and its agents and
representatives (including, without limitation, its independent auditors and attorneys) reasonable access during normal business hours to all of ECTC's personnel, premises, properties, assets, financial statements and records, books, contracts, documents and commitments of or relating to the business of ECTC, shall furnish SYGNET and its agents and representatives with all such information concerning the affairs of ECTC as SYGNET may request, and shall instruct the employees of McCaw and ECTC to cooperate with SYGNET in its investigation of ECTC; provided that no such investigation shall affect any representation or warranty hereunder.

                          4.1.2.2 During the period beginning on the date
hereof, and ending at Closing (the "Transition Period"), McCaw will cause ECTC to permit SYGNET to take such actions as SYGNET may reasonably deem necessary or appropriate to effect the orderly transition of the System to ownership and operation by SYGNET. During the Transition Period, McCaw shall, and shall cause ECTC to, cooperate with SYGNET to prepare for such transition and each of SYGNET, McCaw and ECTC shall use their respective best efforts to assure that actual transition of the System to operation by SYGNET shall be effected immediately following the Closing Date. The parties agree that transition activities to occur during the Transition Period shall include, but not be limited to, (i) the installation of SYGNET equipment alongside equipment currently used in the operation of the System, and the testing of such SYGNET equipment as may be requested by SYGNET and consented to by McCaw, such consent not to be unreasonably withheld, provided that such currently used equipment shall remain in place and shall not be disconnected until after the Closing Date, (ii) the conversion to SYGNET's systems of customer information including, without limitation, billing and accounts receivable and payable information, provided that such conversion shall not impact the continued operation and use of the systems currently used in the operation of the System, and (iii) the transition of customer interface functions. Any costs associated with such transition activities shall be borne by SYGNET; provided, however, that McCaw shall, at McCaw's sole expense, deliver to SYGNET the information listed on Schedule 4.1.2.2, and has made such delivery, or shall use its reasonable efforts to make such delivery, in accordance with the deadlines set forth on Schedule 4.1.2.2, provided that any immaterial failure to meet any such deadline shall not be deemed a breach of this Agreement. Notwithstanding the foregoing, no transition activities shall unreasonably disrupt the operations of the System prior to Closing or shall violate the provisions of
Section 4.3.5 hereof, and no changes shall actually be made to the System that may interfere with McCaw's continued operation of the System in the ordinary course of its business, consistent with its past practices. In the event any changes to the System or its operations are made by or at the request of SYGNET and the Closing does not occur, SYGNET shall immediately restore the System and its Assets to their prior condition and operational capacity at no cost to McCaw.

                     4.1.3. Ordinary Course. McCaw shall cause the business and affairs of ECTC, including, without limitation, the payment of its bills and obligations, to be conducted only in the ordinary course and consistent with past practices. Without limiting the foregoing, and except for actions taken in the ordinary course of business, McCaw shall not, without the prior written consent of SYGNET, permit ECTC to: (ii) incur any obligation or liability, absolute or contingent, other than obligations to McCaw's brokers, attorneys and accountants, all of which shall be paid by McCaw; (iii) assume, guarantee, change any existing guarantee, endorse or otherwise as an accommodation become responsible for obligations of any other individual or entity; (iv) make any loans or advances to any individual or entity; (v) sell, transfer, convey, mortgage, pledge, hypothecate or subject to any Lien the Interest or any asset of ECTC; (vi) waive or compromise any right or claim for any material amount;
(vii) cancel any material note, loan or other material obligation owing to ECTC; (viii) enter into any Contract with any Person, including, without limitation, McCaw or any of its Affiliates, consultants, agents or assigns;
(ix) agree to pay any new or additional compensation of any type to any of their employees, officers, directors, agents or consultants or to increase or modify any compensation currently so paid; (x) make any arrangement which would bind ECTC after the Closing for any profit-sharing plan, retirement plan, bonus plan, severance arrangement, employee benefit plan, or any similar plan; (xi) except as required by law, enter into any collective bargaining agreement, or make any commitment whatsoever to any union or other representative or party which intends to represent any employees; (xii) hire any employees; (xiii) enter into any additional reseller agreements; (xiv) sell, lease or otherwise dispose of any of its assets; (xv) acquire any assets of any other Person; or
(xvi) agree or commit to do any of the foregoing.

                     4.1.4. Preserve Business and Goodwill. McCaw shall use its best reasonable efforts to keep the organization of ECTC's business intact, to preserve and maintain its assets and properties, to preserve the business of ECTC and the goodwill of suppliers, subscribers and others dealing with ECTC, and to otherwise take all actions as may be reasonably necessary to maintain the value of the System.

                     4.1.5. Compliance with Law. McCaw shall cause ECTC to comply, in all material respects, with all applicable laws, rules, ordinances, regulations, codes, orders, decrees, licenses and permits of all applicable jurisdictions and governmental authorities or agencies relating to ECTC, its properties or the conduct of its businesses.

                     4.1.6. Approvals; Consents. McCaw shall cause ECTC to obtain and maintain, in full force and effect all approvals, consents, permits, licenses and other authorizations, from all appropriate Federal, state and local governmental agencies or authorities necessary or required for the operation of ECTC's business as presently conducted, as and when such approvals, consents, permits, licenses or other authorizations are necessary or required. Without limiting the generality of the foregoing, McCaw shall cause ECTC to maintain the Authorizations in full force and effect, and shall not take any action which might have a material adverse effect on such Authorizations. The parties shall consult with one another as to the approach to be taken with any governmental authority or agency with respect to obtaining any necessary consent of such governmental agency or authority to the transactions contemplated hereby, and each of the parties shall keep each other party reasonably informed as to the status of any such communications with any governmental authority or agency. McCaw shall not permit ECTC to make any material commitments relating to any approval, consent, permit or license to any governmental authority or agency without SYGNET's prior written consent, which consent shall not be unreasonably withheld.

                     4.1.7. No Transfer. McCaw shall not sell, transfer, assign or dispose of, or offer to, or enter into an agreement to, sell, transfer, assign or dispose of the Interest or negotiate therefor. McCaw shall not create, incur or suffer to exist any Lien of any nature whatsoever or enter into any restriction on transfer or grant any right of first refusal relating to the Interest.
                     4.1.8. No Amendments or Issuance of Additional Partnership Interest. McCaw shall not amend the partnership agreement of ECTC or any comparable governing instrument. McCaw will not authorize the issuance of any additional partnership interest in ECTC pending the Closing.

                     4.1.9. No Sale. McCaw shall not permit ECTC to enter into any contract to sell or encumber any of its assets, other than in the ordinary course of business.

                     4.1.10. Books and Records. McCaw shall cause ECTC to maintain its books, accounts and records in the usual manner, on a basis consistent with prior years.

                     4.1.11. Notice of Claims. McCaw shall give written notice to SYGNET promptly upon the commencement of any action, investigation, arbitration or proceeding (including any proceeding before any governmental agency), or promptly upon obtaining knowledge of any facts giving rise to a threat of any such action, investigation, arbitration or proceeding which would, if adversely determined, materially and adversely affect McCaw's ability to consummate the transactions contemplated hereby or would be reasonably likely to have a Material Adverse Effect.

                     4.1.12. Material Contracts. McCaw shall not allow ECTC to be in default in any material respect under, or breach any term or provision of, or suffer or permit to exist any condition or event which, after notice or lapse of time, or both, would constitute a material default under, any Contract.

                     4.1.13. No Amendment or Termination of Material Contracts. McCaw shall not permit ECTC to cause or permit the termination, modification or amendment of any material Contract of ECTC, except that McCaw or one of its Affiliates may, and expect to, enter into agreements (terminable on any sale of the Interest and on sixty (60) days' or less prior notice) relating to management of ECTC by McCaw or one of its Affiliates pending the Closing.

                     4.1.14. Retention of Records. On the Closing Date, McCaw shall deliver to SYGNET all such books, contracts and records of ECTC as are reasonably requested by SYGNET. In addition, for a period of two (2) years after the Closing Date, at the written request and expense of SYGNET, McCaw shall make available to SYGNET copies of any documents not theretofore delivered to SYGNET relating to ECTC.

                  4.2. Covenants of SYGNET. SYGNET covenants and agrees that from and after the execution and delivery of this Agreement to and including the Closing Date that it shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, to obtain the approval of this Agreement and the transactions contemplated hereby by all governmental authorities and agencies, including the FCC, and to make all filings with and to give all notices to third parties which may be necessary or reasonably required of SYGNET in order to consummate the transactions contemplated hereby.

                  4.3. Covenants and Acknowledgments of McCaw and SYGNET. McCaw and SYGNET covenant, agree and acknowledge as follows:

                     4.3.1. Short Period. The tax liability of ECTC for the taxable year ending on the Closing Date shall be determined by closing the books and records of ECTC as of the close of business on the Effective Date, by treating such period as a separate taxable year (the "short year"), and by employing accounting methods which are consistent with those employed in preparing the tax return for ECTC in prior taxable years and which do not have the effect of distorting income or expenses, except that Taxes based on items other than net income, gross income, gross receipts or sales shall be computed for the taxable year beginning on the first day of the short year and prorated on a time basis between the short period and the period beginning on the day after the Effective Date and ending on the last day of the taxable year which includes the day after the Effective Date; provided that with respect to any Tax which is not in effect during the entire short year, the proration of such Tax shall be based on the period during the short year that such Tax was in effect.

                     4.3.2 Tax Returns. McCaw shall be responsible for preparing and filing on behalf of ECTC all tax returns for taxable years of ECTC ending on or prior to the Closing Date, including tax returns of ECTC for such periods which are due on or after the Closing Date; provided, however, that McCaw shall furnish SYGNET with copies of such returns of the Company within thirty (30) days following the filing date. ECTC and SYGNET shall be responsible for preparing and filing all tax returns of ECTC for taxable years ending after the Closing Date (including for taxable years beginning prior to and ending after the Closing Date); provided, however, that SYGNET shall, or shall cause ECTC to, furnish McCaw with copies of any such returns of ECTC which include a short period within thirty (30) days following the filing date.

                     4.3.3. Governmental Filings. Each of McCaw and SYGNET covenant and agree that from and after the execution and delivery of this Agreement to and including the Closing Date that the parties have filed or will file with the FCC, as soon as practicable following the date hereof, joint applications requesting the approval of the transfer of control of ECTC to SYGNET, and, if required, will file all necessary applications with the Department of Justice and/or the Federal Trade Commission pursuant to the HSR Act. Each of the parties hereto shall diligently take or cooperate in the taking of all steps which are necessary or appropriate to expedite the prosecution and favorable consideration of such applications. The parties covenant and agree to undertake all actions and file such material as shall be necessary or required to obtain any necessary waivers or other authority in connection with the foregoing applications.

                     4.3.4 Equal Access. McCaw is currently required to convert the System to "equal access" before April, 1996, and such conversion requires McCaw to begin taking action to achieve that result no later than October, 1995. If the Closing Date has not occurred by that time (and is not substantially certain to occur by the end of 1995), SYGNET acknowledges that McCaw will be required to carry out such conversion process. McCaw agrees to give SYGNET at least thirty (30) days prior notice before commencing such conversion process. Assuming the conversion process has not yet commenced, McCaw represents and warrants to SYGNET that SYGNET and ECTC shall not be legally required after the Closing to convert the System to equal access as a result of any order, decree or judgment of any court or governmental or regulatory authority, or any other facts or circumstances, which order, decree, judgment, facts or circumstances pertain specifically to McCaw or any Affiliate of McCaw.

                     4.3.5. SYGNET Not to Control. Notwithstanding any provision of this Agreement that may be construed to the contrary, pending the consummation of the transactions contemplated herein, McCaw shall maintain actual (de facto) and legal (de jure) control over ECTC. Specifically, and without limitation, the responsibility for the operation of ECTC shall, pending the Closing Date, reside with ECTC, including, but not limited to, responsibility for the following matters: access to and the use of the facilities of and equipment owned by ECTC; control of the daily operation of ECTC; creation and implementation of policy decisions; employment and supervision of employees; payment of financing obligations and expenses incurred in the operation of ECTC; receipt and distribution of monies and profits derived from the operation of ECTC; and execution and approval of all contracts and applications prepared and filed before regulatory agencies.

                     4.3.6. Purchase Price Allocation. Prior to the Closing Date, SYGNET and McCaw shall agree to the allocation of the Purchase Price to the assets or classes of assets of ECTC. SYGNET and McCaw shall (and shall cause their respective Affiliates to) file all tax returns consistent with such agreed-upon allocation unless otherwise required due to a change in applicable law.

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

                  5.1. McCaw's Representations and Warranties. McCaw represents and warrants to SYGNET as follows:

                     5.1.1. Due Organization. McCaw is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. ECTC is a general partnership duly organized, validly existing and in good standing under the laws of the state of Delaware. ECTC has all requisite partnership power and authority to own, operate and lease its property, and to carry on its business as now conducted. ECTC is duly qualified to do business and is in good standing in the State of Pennsylvania, and all states where the conduct of its business or the ownership of its properties makes such qualification necessary. McCaw has delivered to SYGNET true and complete copies of the Partnership Agreement and McCaw's certificate of incorporation and bylaws as such instruments are currently in effect.

                     5.1.2. Power and Authority; No Violation. McCaw has all requisite power and authority to execute, deliver and perform its obligations under this Agreement, and to consummate the transactions contemplated hereby. This Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of McCaw, and this Agreement constitutes a legal, valid and binding obligation of McCaw enforceable in accordance with its terms (except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally). Neither the execution, delivery or performance of this Agreement by McCaw, nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien, pursuant to (A) any provision of the certificate of incorporation or bylaws of McCaw or the Partnership Agreement of ECTC; (B) any material note, bond, indenture, mortgage, deed of trust, contract, agreement lease or other instrument or obligation to which McCaw or ECTC is a party or by which McCaw or ECTC may be bound or affected; (C) any law, order, judgment, ordinance, rule, regulation or decree to which McCaw or ECTC is a party or by which either of their respective properties are bound or affected; or (D) give rise to any right of first refusal or similar right with respect to the Interest, or any interest or any properties or assets of McCaw or ECTC. Except as described on Schedule 5.1.2 annexed hereto, no permit, consent, filing or approval of any third party (including any governmental authority) is required to be obtained or made by McCaw or ECTC in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to render this Agreement and the transactions contemplated hereby valid and effective, or to enable McCaw to consummate the transactions contemplated hereby. Schedule
5.1.2 specifically identifies those consents (the "Material Consents") which, if not obtained prior to Closing, could have a Material Adverse Effect.

                     5.1.3. Financial Statements; No Liability. McCaw has previously delivered to SYGNET (i) the audited balance sheets, statements of results of operations and statements of cash flows, together with the notes thereto and auditors' reports thereon, of ECTC for the fiscal years ended December 31, 1992, 1993 and 1994, and (ii) the unaudited balance sheets, statements of results of operations and statements of cash flows of ECTC for the fiscal quarters ended March 31, 1995 and June 30, 1995 (collectively, the "Financial Statements"). All Financial Statements are true and correct in all material respects, have been prepared from the books and records of ECTC and fairly present the financial position of ECTC and the results of its operations and its cash flows for the year or interim period then ended, in each case in conformity with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto). ECTC has not incurred nor is it subject to any liabilities or obligations, whether accrued, absolute or contingent, which are not disclosed in the Financial Statements.

                     5.1.4. Legal Matters. Except as set forth on Schedule 5.1.4, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment (collectively the "Legal Matters"), in progress or pending, or, to the knowledge of McCaw, threatened, against or relating to McCaw, ECTC or their respective assets, nor does McCaw know of any basis for the same, which would be reasonably likely to individually or in the aggregate have a materially adverse effect on the Interest or McCaw's ability to consummate the transaction as herein contemplated, or to have a Materially Adverse Effect.

                     5.1.5. Title to Interest. McCaw has on the date hereof, and will have on the Closing Date, good and marketable title to the Interest, free and clear of all Liens, restrictions on transfer and rights of first refusal, direct or indirect, whether accrued, absolute, contingent or otherwise. Subject to the approval of the FCC, and the receipt of all other consents, approvals, orders or authorizations of, or registrations, qualifications or filings with, any governmental authority which are required to be obtained in connection with the consummation of the transactions contemplated hereby, McCaw has full right, power and authority to consummate the transactions contemplated hereby. The Interest is a general partnership interest in ECTC representing a 95.46% ownership interest in accordance with the terms of the Partnership Agreement. The ownership interests of all ECTC partners other than McCaw aggregate 4.54% and (other than this Agreement) there are no outstanding options, warrants or other rights of any Person to acquire any part of the Interest. There are no outstanding obligations of ECTC to repurchase or otherwise acquire, or to issue to any Person, any general partnership interests or other equity interests in ECTC. There are no certificates representing ownership of the Interest or any other outstanding partnership interests of ECTC.

                  5.1.6. The System; ECTC's Title to Assets. Except as set forth below, the System consists of, and ECTC owns, all assets necessary or appropriate for ECTC to carry on the business of the System as presently conducted, and all assets which are currently used or held for use in the operation of the System, including, but not limited to, those assets set forth on Schedule 5.1.6 hereto. ECTC has on the date hereof, and will have on the Closing Date, good and marketable title to all its assets (including but not limited to its cellular telephone and related equipment and its customer base), free and clear of all Liens and claims, whether absolute, contingent or otherwise, in each case other than obligations which are specifically disclosed herein or on Schedule 5.1.9 hereto. Notwithstanding the foregoing, the parties acknowledge that McCaw or one of its Affiliates has located one digital cell site at a General Electric Plant that is presently being used by the System, but that all equipment relating to such cell site is not part of the assets of ECTC, and does not constitute part of the System. Schedule 5.1.6A sets forth all equipment related to such digital cell site. The parties acknowledge that all such equipment may be removed from the System by McCaw prior to the Closing, or within ninety (90) days after the Closing. The parties further acknowledge that significant functions relating to ECTC's business are currently carried out by personnel of Affiliates of McCaw (e.g., customer care, collections, switching, roamer verification and administration, management, and the like), and that such Affiliates allocate costs and charge fees to ECTC for such services. SYGNET acknowledges that ECTC does not own, and SYGNET shall not by purchasing the Interest acquire, any facilities, systems or employment relationships, or any other interests that may relate to or arise by reason of such relationships with McCaw's Affiliates, other than those relating solely and expressly to ECTC and the MSA; provided, however, that if so requested by SYGNET, McCaw (and any Affiliate of McCaw, as appropriate) shall enter into the Transition Services Agreement with SYGNET in accordance with Section 8.3 hereof.

                     5.1.7. Compliance with Laws. ECTC is in compliance with all applicable laws, regulations and administrative or judicial orders, judgments or decrees of the United States and all states, (including, without limitation, all applicable rules and regulations of the FCC or any other federal or state governmental agency or instrumentality exercising jurisdiction over ECTC or its properties or businesses), and of each municipality, county or subdivision of any thereof, to which any of its businesses or any of its properties may be subject, the noncompliance with which would be reasonably likely to have a material adverse effect upon McCaw's (or, after the Closing, SYGNET's) ownership of the Interest or McCaw's ability to consummate the transactions contemplated hereby, or would be reasonably likely to have a Material Adverse Effect.

                     5.1.8. Authorizations.

                          5.1.8.1. ECTC has all requisite Authorizations
required to carry on the business of ECTC as now conducted in and around the MSA. All such Authorizations are listed on Schedule 5.1.8 annexed hereto.

                          5.1.8.2. The Authorizations are in full force and
effect and have not been pledged or otherwise encumbered, assigned, suspended, modified in any material adverse respect, canceled or revoked, and ECTC has operated in compliance with all terms thereof or any renewals thereof applicable to it except, in the case of non-material state and local Authorizations, where failure to so comply would not be reasonably likely to have a Material Adverse Effect. No event has occurred with respect to any of the Authorizations which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such Authorizations. There is not pending as of the date hereof any application, petition, objection or other pleading with the FCC or any similar body having jurisdiction or authority over the communications operations of ECTC which questions the validity of or contests any Authorization or which presents a risk that, if accepted or granted, it would result in the revocation, cancellation, suspension or any materially adverse modification of any Authorization.

                     5.1.9. Indebtedness. Except as specifically set forth on
Schedule 5.1.9 hereto, there are no indentures, trust deeds, loan agreements, or other instruments pursuant to which ECTC has incurred Indebtedness or has guaranteed the Indebtedness of any Person. On the Closing Date, ECTC shall not be indebted to McCaw or any Affiliate, beneficiary, director, officer, entity, employee, agent, Trustee, or partner of McCaw, and no Affiliate, shareholder, director, officer, entity, employee, agent, Trustee, or partner of McCaw shall be indebted to ECTC.

                     5.1.10. Contracts.

                          5.1.10.1. Schedule 5.1.10 hereto sets forth all
Contracts of ECTC. Accurate and complete copies of all written agreements listed on Schedule 5.1.10 have been provided to SYGNET.

                          5.1.10.2. As of the Closing Date, except for
Contracts set forth on the Schedules hereto and subscriber agreements entered into in the ordinary course of business and in form and substance substantially the same as ECTC's prior subscriber agreements, ECTC, as of the Closing Date, will not be a party to nor will its property be bound by any

Contract, and it shall have no liability of any type relating to cancellation or termination of any Contract.

                          5.1.10.3. ECTC has in all material respects performed
all obligations required to be performed by it under all material Contracts to which it is a party or by which its assets are bound, and no condition exists that with notice or lapse of time, or both, would constitute a material default under any such Contract.

                          5.1.10.4. Except as set forth on Schedule 5.1.4,
there are no currently threatened cancellations of, nor are there any outstanding disputes under, any Contracts relating to the operation of the System.

                          5.1.10.5 Each Contract required to be set forth on
Schedule 5.1.10 is a valid and binding agreement of ECTC and is in full force and effect, and except as set forth in Schedule 5.1.10.5, neither ECTC nor, to the best of McCaw's knowledge, any other party thereto is in default under any such Contract where such default would be reasonably likely to have a Material Adverse Effect.

                     5.1.11. Real Property; Leases.

                          5.1.11.1. Schedule 5.1.11 contains a brief
description of each parcel of real property owned by ECTC and used in or relating to the operations of the System showing the record title holder, location, improvements, the uses being made thereof and any indebtedness secured by a mortgage or other Lien thereon. Except as set forth in Schedule 5.1.11, there are no leases, subleases, tenancies or other rights of occupancy affecting such real property.

                          5.1.11.2. Schedule 5.1.11 also sets forth a list of
each lease or similar agreement under which ECTC is lessee of, or holds or operates, or has an option to lease, hold, or operate, any real property owned by any third person and used in (or intended to be used in) or relating to the operations of the System. Except as set forth in such Schedule, ECTC has the right to quiet enjoyment of all the real property described in such Schedule for the full term of each such lease or similar agreement relating thereto (and any renewal option related thereto), and the leasehold, option or other interest of ECTC in such real property is not subject or subordinate to any Lien or security interest.

                          5.1.11.3. Neither the whole nor any part of any real
property owned, optioned, leased, used or occupied by ECTC in connection with the operations of the System is subject to any pending suit for condemnation or other taking by any public authority, and, to the best knowledge of ECTC, no such condemnation or other taking is threatened or contemplated.

                          5.1.11.4. ECTC has in all material respects performed
all obligations required to be performed by it under all real property leases related to the operation of the System.

                          5.1.11.5. There are no currently threatened
cancellations of, nor are there any outstanding disputes under, any real property leases relating to the operation of the System.

                     5.1.12. Environmental Laws and Compliance. ECTC has no knowledge of any liability under, or violation by ECTC of, any Environmental Law, or of any condition with respect to the environment, which could or does result in any liability, loss, cost, damages, fees or expenses to or against ECTC or SYGNET. ECTC has not generated, manufactured, refined, transported, treated, stored, handled, disposed, transferred, produced or processed, and has no knowledge of the actual or potential releasing, spilling, leaking or discharging of any Contaminant at or in the vicinity of the properties owned, leased or used by ECTC (excluding from the foregoing the storage (but not the releasing, spilling, leaking or discharging) of petroleum-based products intended to power any standby backup generators at ECTC's cell sites). Schedule
5.1.12 attached hereto sets forth a list of all known underground and aboveground storage tanks located on property owned, leased or used by ECTC.

                     5.1.13. Employees; Employment Obligations. ECTC and/or the System currently employs those persons in those positions and at those salaries (including benefits) as are listed on Schedule 5.1.13 hereto. ECTC shall hire no further employees without the prior written consent of SYGNET. As to all existing employees whose employment SYGNET may elect to terminate on the Closing Date, McCaw will bear all expenses of severance or termination of such employees. Except as otherwise set forth on such Schedule 5.1.13, ECTC is not bound by any oral or written collective bargaining agreement, severance, pension, retirement, profit-sharing, 401(k) or other employment agreement with any officer, employee or consultant, nor does ECTC have any liability under any such agreements which were terminated previously. ECTC has complied in all material respects with all applicable laws, rules and regulations which relate to prices, wages, hours, discrimination in employment and collective bargaining and to the operation of the System, and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing. ECTC is not a party to, and is not affected by or threatened with, any dispute or controversy with a union or with respect to unionization or collective bargaining involving the employees of ECTC.

                     5.1.14. Bank Accounts. Schedule 5.1.14 hereto lists all bank accounts, deposit accounts, deposits and investments of ECTC.

                     5.1.15. No Brokers. McCaw represents and warrant to SYGNET that except for Columbia Capital Corporation, whom McCaw will pay in full, no agent, broker, investment banker, Person or firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement based in any way on any arrangements, agreements or understandings made by or on behalf of McCaw.

                     5.1.16. Truth and Correctness. No representation or warranty by McCaw or ECTC herein, nor any written statement or certificate or other instrument furnished to SYGNET by McCaw or ECTC pursuant hereto or in connection with the transactions contemplated hereby, including, without limitation, the Schedules annexed hereto, after disregarding any materiality qualification therein, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading.

                     5.1.17 Subsidiaries. ECTC does not own any securities or other ownership interests in any other Person.

                     5.1.18 Insurance. All insurance policies and fidelity bonds covering the System, and the assets and operations of ECTC, are in full force and effect. There is no claim by ECTC pending under any of such policies or bonds as to which coverage has been questioned or disputed by the underwriters of such policies or bonds. All premiums due and payable under such policies and bonds are paid in full and ECTC is in material compliance with the terms and conditions of all such policies and bonds. Such policies and bonds are of a type and in amounts customarily carried by Persons conducting businesses similar to that of ECTC.

                     5.1.19 Absence of Certain Changes. Since December 31, 1994, and except as set forth on Schedule 5.1.19, ECTC has conducted its business in the ordinary course, consistent with past practice, and no event has occurred that would be reasonably likely to have a Material Adverse Effect.

                  5.2. SYGNET's Representations and Warranties. SYGNET represents and warrants to McCaw and ECTC as follows:

                     5.2.1. Due Incorporation. SYGNET is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and SYGNET has all requisite corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder.

                     5.2.2. Authority. This Agreement and all transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of SYGNET, and this Agreement constitutes a legal, valid and binding obligation of SYGNET enforceable in accordance with its terms (except that such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally). Neither the execution, delivery or performance of this Agreement by SYGNET nor the consummation of the transactions contemplated hereby will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default or loss of rights (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any Lien, pursuant to (i) any provision of the certificate of incorporation or bylaws of SYGNET; (ii) any material note, bond, indenture, mortgage, deed of trust, contract, agreement, lease or other instrument or obligation to which SYGNET is a party or by which it or its property is bound or affected; or (iii) any law, order, judgment, ordinance, rule, regulation or decree to which SYGNET is a party or by which it or its property is bound or affected. Except as described on
Schedule 5.1.2 annexed hereto, no permit, consent, approval, authorization, qualification or registration of, or declaration to or filing with any governmental or regulatory authority or agency or third party is required to be obtained or made by SYGNET in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby in order to render this Agreement or the transactions contemplated hereby valid and effective, or to enable SYGNET to consummate the transactions contemplated hereby.

                     5.2.3. Legal Matters. There is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of SYGNET threatened, against or relating to SYGNET's right to perform its obligations under this Agreement, nor does SYGNET know of any basis for the same which would be reasonably likely to, individually or in the aggregate, have a material adverse effect on SYGNET's ability to consummate the transaction as herein contemplated.

                     5.2.4. No Brokers. SYGNET represents and warrants to McCaw that no agent, broker, investment banker, Person or firm is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with the transactions contemplated by this Agreement based in any way on any arrangements, agreements or understandings made by or on behalf of SYGNET.

                     5.2.5. Truth and Correctness. No representation or warranty by SYGNET, or any written statement or certificate or other instrument furnished to McCaw or ECTC by SYGNET pursuant hereto or in connection with the transactions contemplated hereby, after disregarding any materiality qualification therein, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which such statements are made, not misleading.

                                   ARTICLE 6

                           CONDITIONS TO OBLIGATIONS

                  6.1. Conditions to SYGNET's Obligation. The obligation of SYGNET to perform or fulfill or carry out its agreements, undertakings and obligations herein made or expressed to be performed, fulfilled or carried out on the Closing Date is and shall be subject to fulfillment of or compliance with, on or prior to the Closing Date, the following conditions precedent, any of which may be waived by SYGNET, in its sole discretion, in whole or in part:

                     6.1.1. Each of McCaw's and ECTC's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects (after disregarding any materiality qualification therein), except for changes contemplated by this Agreement, and McCaw and ECTC shall have performed and complied, in all material respects (after disregarding any materiality qualification therein), with all agreements, covenants and conditions required by this Agreement to be performed or complied with by each of them prior to or on the Closing Date. SYGNET shall have been furnished with a certificate of McCaw and of ECTC, dated the Closing Date, certifying to the fulfillment of the foregoing conditions by McCaw and ECTC, respectively, and to the truth and correctness in all material respects, except for changes contemplated by this Agreement, as of the Closing Date of the representations and warranties of McCaw and ECTC, respectively, contained herein.

                     6.1.2. There shall not then be pending any suit or proceeding by any third party to restrain or invalidate, in whole or in part, this Agreement or the transactions herein contemplated.

                     6.1.3. SYGNET shall have been furnished with an opinion of in-house counsel for McCaw, dated the Closing Date, substantially in the form of Schedule 6.1.3 annexed hereto.

                     6.1.4. SYGNET shall have been furnished with an opinion of FCC counsel for McCaw, dated the Closing Date, substantially in the form of
Schedule 6.1.4 annexed hereto.

                     6.1.5. All consents, approvals and actions of Federal, state and local authorities (including the FCC and all other comparable bodies exercising jurisdiction over ECTC) as may be required for the consummation of the transactions contemplated herein shall have been obtained or taken pursuant to a Final Order, which consents and approvals shall not contain any conditions or restrictions which are not customary in transactions of this nature, and all Material Consents shall have been obtained.

                     6.1.6. If applicable, the waiting period prescribed by the HSR Act shall have lapsed or been terminated, and any investigation of the transactions contemplated by this Agreement commenced by the Department of Justice and/or the Federal Trade Commission pursuant to the HSR Act shall have been terminated.

                     6.1.7. McCaw shall have delivered to SYGNET, or made arrangements for the delivery to SYGNET, of all partnership books and records of ECTC which SYGNET has reasonably requested.

                     6.1.8 McCaw shall have delivered to SYGNET such other documents as SYGNET may reasonably request in order to effect the transactions contemplated hereby.

                  6.2. Conditions to McCaw's Obligation. The obligation of McCaw to perform or fulfill or carry out its agreements, undertakings and obligations herein made or expressed to be performed, fulfilled or carried out on the Closing Date is and shall be subject to fulfillment of or compliance with, on or prior to the Closing Date, the following conditions precedent, any of which may be waived by McCaw, in its sole discretion, in whole or in part:

                     6.2.1. Each of SYGNET's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing Date and shall then be true in all material respects (after disregarding any materiality qualification therein), except for changes contemplated by this Agreement, and SYGNET shall have performed and complied, in all material respects (after disregarding any materiality qualification therein) with all agreements, covenants and conditions required by this Agreement to be performed or complied with by SYGNET prior to or on the Closing Date; and McCaw shall have been furnished with a certificate of SYGNET, dated the Closing Date, certifying to the fulfillment of the foregoing conditions by SYGNET and to the truth and correctness in all material respects, except for changes contemplated by this Agreement, as of the Closing Date of the representations and warranties of SYGNET contained herein.

                     6.2.2. There shall not then be pending any suit or proceeding by any third party to restrain or invalidate, in whole or in part, this Agreement of the transactions herein contemplated.

                     6.2.3. All consents, approvals and actions of Federal, state and local authorities (including the FCC and all comparable bodies exercising jurisdiction over ECTC) as may be required for the consummation of the transactions contemplated herein shall have been obtained or taken; provided that such consents, approvals and actions need not be Final Orders.

                     6.2.4. If applicable, the waiting period prescribed by the HSR Act shall have lapsed or been terminated, and any investigation of the transactions contemplated by this Agreement commenced by the Department of Justice and/or the Federal Trade Commission pursuant to the HSR Act shall have been terminated.

                     6.2.5. McCaw shall have been furnished with an opinion of counsel for SYGNET, dated the Closing Date, substantially in the form of
Schedule 6.2.5 annexed hereto.

                     6.2.6 SYGNET shall have delivered to McCaw such other documents as McCaw may reasonably request in order to effect the transactions contemplated hereby.

                                   ARTICLE 7

                              SURVIVAL: INDEMNITY

                  7.1. Survival of Representations and Warranties. Notwithstanding any investigation or review made at any time by or on behalf of any party hereto, all representations and warranties contained in this Agreement, or in the Schedules annexed hereto or in any of the agreements, certificates or instruments delivered in connection herewith shall survive the Closing Date for a period of two (2) years after the Closing Date. The period during which such representations and warranties continue is referred to herein as the "Indemnification Period."

                  7.2. McCaw's Indemnity.

                     7.2.1. During the Indemnification Period (or thereafter solely with respect to any claim for which indemnification has been made prior to the expiration of the Indemnification Period), in addition to any other indemnification provided for under this Agreement, McCaw shall indemnify and hold harmless SYGNET, its subsidiaries and Affiliates (including ECTC) from and against any and all demands, claims, losses, liabilities, actions or causes of action, assessments, actual damages, fines, taxes (including, without limitation, excise and penalty taxes), penalties, costs and expenses (including, without limitation, interest, expenses of investigation, reasonable fees and disbursements of counsel, accountants and other experts (whether such reasonable fees and disbursements of counsel, accountants and other experts relate to claims, actions or causes of action asserted by SYGNET or its subsidiaries or Affiliates against McCaw or asserted by third parties)) (collectively "Losses") incurred or suffered by SYGNET, its subsidiaries and Affiliates (including ECTC) and their respective officers, directors, employees, agents and representatives arising out of, resulting from, or relating to:

                          7.2.1.1. Any breach of any of the representations or
warranties made by McCaw or ECTC in this Agreement or in any agreement, certificate, Exhibit or other instrument delivered by McCaw or ECTC pursuant to this Agreement;

                          7.2.1.2. Any losses occasioned by any law suit filed
by or on behalf of a minority partner in ECTC with respect to acts or omissions of McCaw, ECTC, or any of their Affiliates before the Closing Date;

                          7.2.1.3. Any failure by ECTC or McCaw, including,
without limitation, the failure by McCaw to cause ECTC, to perform any of its covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by McCaw or ECTC pursuant to this Agreement; or

                          7.2.1.4 Losses arising during, or relating to events
which occurred or conditions which arose, on or prior to the Closing Date.

                          7.2.1.5 Any Taxes assessed with respect to the
ownership or operation of the System or the Interest on or before the Closing Date; provided, however, that the Indemnification Period for indemnification pursuant to this Section 7.2.1.5 shall be the applicable statute of limitations period.

                  7.3. SYGNET's Indemnity.

                     7.3.1. During the Indemnification Period (or thereafter solely with respect to any claim for which indemnification has been made prior to expiration of the Indemnification Period), in addition to any other indemnification provided for under this Agreement, SYGNET shall indemnify and hold harmless McCaw, its subsidiaries and Affiliates, from and against any and all Losses incurred or suffered by McCaw, its subsidiaries and Affiliates, and their respective officers, directors, employees, agents and representatives, arising out of, resulting from, or relating to:

                          7.3.1.1. Any breach of any of the representations or
warranties made by SYGNET in this Agreement or in any agreement, certificate or other instrument delivered by SYGNET pursuant to this Agreement;

                          7.3.1.2. Any failure by SYGNET to perform any of its
covenants or agreements contained in this Agreement or in any agreement, certificate or other instrument delivered by SYGNET pursuant to this Agreement;

                          7.3.1.3 Losses arising during or relating to events
which occur or conditions which arise after the Closing Date; or

                          7.3.1.4. Any Taxes assessed with respect to the
ownership or operation of the System or the Interest after the Closing Date; provided, however, that the Indemnification Period for indemnification pursuant to this Section 7.3.1.4 shall be the applicable statute of limitations period.

                  7.4. Procedure. In the event that any party indemnified hereunder shall sustain or incur, or there shall exist the reasonable prospect of such party sustaining or incurring, any Losses in respect of which indemnification may be sought by such party pursuant to this Article 7, the party seeking such indemnification (the "Indemnitee") shall assert a claim for indemnification by giving prompt written notice thereof (the "Notice") which shall describe in reasonable detail the facts and circumstances upon which the asserted claim for indemnification is based, along with a copy of any claim or complaint received by the Indemnitee, to the party providing indemnification (the "Indemnitor") and shall thereafter keep the Indemnitor reasonably informed with respect thereto; provided that failure of the Indemnitee to give the Indemnitor prompt notice as provided herein shall not relieve the Indemnitor of any of its obligations hereunder, except to the extent that the Indemnitor is materially prejudiced by such failure. For purposes of this Section, any notice which is sent within 15 days of the date upon which the Indemnitee learned of such Loss shall be deemed to have been a "prompt notice."

                     7.4.1 Defense of Claim by Indemnitor. If the Indemnitor wishes to defend any claim for any Losses for which such Indemnitor is or may be liable, and such Indemnitor first establishes (to the reasonable satisfaction of the Indemnitee) that the Indemnitor is financially able to pay for any such Losses, then such Indemnitor may, at its own expense, defend such claim; provided that the Indemnitee may retain counsel (at its own expense) to monitor the defense of such claim, and may take over such defense at the expense of the Indemnitor if, during the course thereof, it reasonably appears that the Indemnitor has lost its ability to pay for any Losses threatened by such claim.

                     7.4.2. Losses Payable as Incurred. Amounts payable by the Indemnitor to the Indemnitee in respect of any Losses for which the Indemnitee is entitled to indemnification hereunder shall be payable by the Indemnitor as incurred by the Indemnitee.

                  7.5. Indemnification Payments in Cash. All payments in respect to any indemnification obligation shall be made in cash.

                  7.6. Investigations: Waivers. The survival periods and rights to indemnification provided for in this Article 8 shall remain in effect notwithstanding any investigation at any time by or on behalf of any party hereto, or any waiver by any party hereto of any condition to such party's obligations to consummate the transactions contemplated hereby.

                  7.7. Limitation of Liability. Notwithstanding anything in this Agreement to the contrary, no indemnification shall be required to be made under this Article until the aggregate amount of the Indemnitee's Losses exceed Fifty Thousand Dollars ($50,000.00)(the "Indemnity Floor"). If the Indemnitee's Losses exceed Fifty Thousand Dollars ($50,000.00), then the Indemnitee shall be entitled to seek indemnification hereunder for all Losses, including the first Fifty Thousand Dollars ($50,000.00) thereof Notwithstanding the foregoing, the Indemnity Floor shall not apply to matters concerning adjustments to the Purchase Price that are to be made under Section 3.1.5 of this Agreement, nor to matters relating to the representations and warranties of Sections 5.1.5 (Title), 5.1.8 (Authorizations), or arising under the indemnification provided pursuant to Sections 7.2.1.2 (Minority Suits), 7.2.1.5 (Taxes of McCaw),
7.3.1.4 (Taxes of SYGNET), nor to matters relating to ECTC's failure to pay its bills and obligations in the ordinary course, or to any suit or claim that is pending on the Closing Date and that has been made by a former or present employee of ECTC with respect to matters concerning their employment with ECTC.

                  The aggregate amount of any party's liability under this Article shall not exceed the amount of the Net Purchase Price (the "Indemnification Amount"), plus attorneys' fees and expenses to which the Indemnitee would be entitled under this Article.

                                   ARTICLE 8

                            POST-CLOSING AGREEMENTS


                  8.1 Pittsburgh Switching Services; Ericsson Equipment. An Affiliate of McCaw, Pittsburgh Cellular Telephone Company ("PCTC") is presently providing certain switching services to ECTC from the Pittsburgh, Pennsylvania Ericsson switch. (Switching services provided by PCTC from such switch are hereinafter referred to as "Switching Services"). McCaw agrees that for a period of up to one (1) year after the Closing Date its Affiliate, PCTC, shall continue to provide comparable Switching Services to ECTC for the operation of the System. During such term the Switching Services shall be provided on terms no less favorable to ECTC than those made available to other non-Affiliated third party users of Switching Services, which terms shall be included in the Transition Services Agreement (as defined in Section 8.3) or a separate switch sharing agreement entered into by SYGNET and PCTC at Closing.

                  8.2 Networking and Roaming Services. For a period of three
(3) years after the Closing Date SYGNET agrees to:

                     8.2.1 Cause ECTC to network with the Pittsburgh Cluster Markets, either directly or through the Youngstown, Ohio facilities, in such manner as to facilitate wide-area automatic paging and call delivery to the Pittsburgh Cluster Market customers while they are in the MSA; and

                     8.2.2 Provide roaming services to the Pittsburgh Cluster Market customers for $.35 per minute, with no daily surcharge or comparable premium, provided McCaw or one of its Affiliates provides the same service at the same rates to customers of ECTC roaming in the Pittsburgh Cluster Market.

                  As used in this Section, "Pittsburgh Cluster Markets" shall mean the Pittsburgh, Wheeling, Johnstown and Steubenville MSAs, and all other markets presently or hereafter owned or managed by McCaw using the Switching Services.

                  8.3 Transition Services Agreement. At Closing, if so requested by SYGNET, McCaw (and any Affiliate of McCaw, as appropriate) shall enter into an agreement with SYGNET (the "Transition Services Agreement") in substantially the form attached hereto as Schedule 8.3, which shall be effective as of the Closing and pursuant to which McCaw (and its Affiliates), during a transition period (which shall not exceed ninety (90) days after the Closing without the express written agreement of McCaw), shall provide certain services to the System on behalf of ECTC, and provide certain services to ECTC. McCaw agrees and acknowledges that the Transition Services Agreement is intended only to provide SYGNET with additional assurance of an orderly transition of ownership and operation of the System in the event all transition activities are not completed during the

Transition Period as contemplated Section 4 1.2.2, and that this Section 8.3 shall in no way limit McCaw's obligations under Section 4.1.2.2.

                  8.4 Removal of General Electric Plant Cell Site. McCaw agrees that prior to Closing, or within ninety (90) days after Closing, it will take all action, at McCaw's sole expense, including making all filings with the FCC or other governmental authorities, necessary to remove from service the digital cell site at the General Electric Plant and its related equipment as referenced in Section 5.1.6.

                  8.5 Access to McCaw Billing Systems. For a period of ninety
(90) days after the Closing Date, SYGNET shall have access to the billing systems of McCaw and any Affiliate of McCaw solely for the purpose of obtaining information with respect to the System and its subscribers. To accomplish the foregoing, McCaw shall provide SYGNET, as of the Closing Date and at McCaw's sole expense, with direct on-line access from SYGNET's customer service center to a database which shall enable SYGNET to review historical billing information with respect to the System's customers upon demand.

                  8.6 Operation in Ordinary Course After Closing. SYGNET agrees that from the Closing Date until and including the Effective Date the System and its business shall continue to be operated in the ordinary course, consistent with the immediate past practices of McCaw except for the transitional activities contemplated by this Agreement.

                  8.7 Billing Information Deliveries. McCaw shall, at its sole expense, deliver to SYGNET the information listed on Schedule 8.7, and has made such delivery, or shall use its reasonable efforts to make such delivery, in accordance with the deadlines set forth in Schedule 8.7, provided that any immaterial failure to meet any such deadline shall not be deemed a breach of this Agreement.


                                   ARTICLE 9

                  SYGNET'S ACQUISITION OF REMAINING PARTNERS

                  Within five (5) business days before the Closing SYGNET (or an Affiliate thereof) shall provide the remaining partners of ECTC with an offer to acquire their respective interests in ECTC. Such offer shall provide that SYGNET (or such Affiliate) will acquire:

                  1) all (but not less than all) of the remaining partnership interests in ECTC at a pro-rata price for each such interest determined by multiplying the ownership percentage represented by such interest times the amount obtained by dividing the Net Purchase Price as determined hereunder by .9546; and

                  2) if less than all of the remaining partners agree to sell their interests under the provisions of section 1) above, all partnership interests of those partners who do agree to sell their interests to SYGNET (or its Affiliate) at a price equivalent to $110 per 1994 population comprised by such interests. The population comprised by such interests shall be equal to 282,791 (the total 1994 population of the Erie MSA as reported in the SNL Branch Migration Datasource) multiplied by the percentage interests in ECTC being sold by such selling partners.

                  The offer shall be in writing, shall be conditioned upon consummation of the Closing, and shall require that the offer is to be accepted in writing within 30 days after it is sent to the offeree, at the offeree's address as reflected on the records of ECTC, by courier service for next business day delivery (the "Offer Period"). The consummation of the purchase of any such selling remaining partners' interests shall occur within 30 days after the expiration of the Offer Period (the "Consummation Period"); provided, however, that if the remaining partnership interests are to be acquired under clause 1) of this Article, and the Net Purchase Price has not been finally determined pursuant to Section 3.1.5 by the end of the Consummation Period, the Consummation Period shall be extended until 5 business days after the Net Purchase Price is finally determined. The selling partner shall provide SYGNET (or its Affiliate) with such documentation as may be reasonably required to provide SYGNET (or its Affiliate) with good and marketable title to such partners' interest in ECTC.


                                   ARTICLE 10

                                 MISCELLANEOUS

                  10.1. Expenses. Except as specifically provided for in this Agreement, each party shall bear its own expenses incident to the negotiation, preparation, authorization and consummation of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of its counsel and accountants, whether or not such transactions are consummated.

                  10.2. Equitable Remedies. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Each party agrees that it will not assert, as a defense against a claim for specific performance, that the party seeking specific performance has an adequate remedy at law.

                  10.3. Notices. All notices, claims and other communications hereunder shall be in writing and shall be made by hand delivery, registered or certified mail (postage prepaid, return receipt requested), telex, facsimile, or overnight air courier guaranteeing next day delivery, as follows:

If to SYGNET, to:

                          SYGNET COMMUNICATIONS, INC.
                          6550 Seville Drive, Suite B
                          Canfield, OH 44406
                          Attention: Albert H. Pharis, Jr
                          (Fax No. 216-782-5379)

With a copy (which shall not constitute notice) to:

                          Bryan Cave
                          700 Thirteenth Street, N.W.
                          Washington, D. C. 20005
                          Attention: John R. Wilner, Esq.
                          (Fax No. 202-508-6200)

If to McCaw to:

                          5400 Carillon Point
                          Kirkland, Washington 98033
                          Attention: Scott I. Anderson, Esq.
                          (Fax No. 206-828-8451)

With a copy (which shall not constitute notice) to:

                          Stokes, Eitelbach & Lawrence, P.S.
                          800 Fifth Avenue, Suite 4000
                          Seattle, Washington 98104
                          Attention: Douglas C. Lawrence, Esq.
                          (Fax No. 206-464-1496)

or at such other address as any party may from time to time furnish to the other parties by a notice given in accordance with the provisions of this Section. All such notices and communications shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, first class postage prepaid, return receipt requested, if mailed; when answered back, if telexed; when receipt confirmed, if sent by facsimile; and the next business day after timely delivery to the courier, if sent by an over-night air courier service guaranteeing next day delivery.

                  10.4. Entire Agreement. This Agreement, together with the Schedules annexed hereto contains the entire understanding among the parties hereto concerning the subject matter hereof and may not be changed, modified, altered or terminated except by an agreement in writing executed by the parties hereto. Any waiver by any party of any of its rights under this Agreement or of any breach of this Agreement shall not constitute a waiver of any other rights or of any other or future breach.

                  10.5. Remedies Cumulative. Except as otherwise provided herein, each and all of the rights and remedies in this Agreement, and each and all of the rights and remedies allowed at law and in equity in like case, shall be cumulative, and the exercise of one right or remedy shall not be exclusive of the right to exercise or resort to any and all other rights or remedies provided in this Agreement, at law, or in equity.

                  10.6. Governing Law. This Agreement shall be construed in accordance with and subject to the laws and decisions of the State of Pennsylvania (without giving effect to the conflicts of law principles thereof) applicable to contracts made and to be performed entirely therein.

                  10.7. Counterparts. This Agreement may be executed in several counterparts hereof, and by the different parties hereto on separate counterparts hereof, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

                  10.8. Waivers. No provision in this Agreement shall be deemed waived by course of conduct unless such waiver is in writing signed by the parties and stating specifically that it was intended to modify this Agreement.

                  10.9. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no assignment of rights hereunder shall relieve the assigning party of its obligations hereunder. No party shall have the right to assign this Agreement or any of its rights or obligations hereunder to any Person without the written consent of the other parties hereto; provided that SYGNET may assign its rights and delegate its obligations hereunder without such consent, in whole or in part, to one or more Affiliates of SYGNET provided that SYGNET remains fully liable for, and guarantees, such Affiliates' performance of such obligations.

                  10.10. Further Assurances. Each of SYGNET, McCaw and ECTC shall, at the request of any other party hereto from time to time, execute and deliver such other assignments, transfers, conveyances and other instruments and documents, and do and perform such other acts and things as may be reasonably necessary or desirable for effecting complete consummation of this Agreement and the transactions herein contemplated.

                  10.11. Disclosures.

                     10.11.1. Each of SYGNET, McCaw and ECTC acknowledges and confirms that in connection with the negotiation of this Agreement, the execution hereof and during the period from the date hereof through the Closing Date, the parties hereto will have furnished to one another certain materials, information, data and other documentation ("Disclosures") concerning their business, financial condition and operations which are proprietary and confidential. Each party acknowledges that the party making such

Disclosures considers them secret and confidential, and asserts a proprietary interest therein. Accordingly, each of SYGNET, McCaw and ECTC covenants and agrees that it shall maintain all Disclosures made by another party in strict confidence and shall not disclose them to third parties, except to its agents, representatives, counsel and employees involved in evaluating the transactions contemplated by this Agreement, its partners (and the partners or other security holders thereof), and in the case of SYGNET to its financing sources, or as may otherwise be required by law.

                     10.11.2. No public announcement by any party hereto (or any representative of such a party) with regard to the transactions contemplated hereby or the material terms hereof (including, without limitation, the dollar amount to be delivered hereunder) shall be issued by any party without the prior consent of the other parties.

                     10.11.3. This Agreement shall not restrict any party hereto from using information already known to it, to which it is entitled under existing agreements, or information generally in the public domain or any information coming into its possession after it becomes public knowledge unless it became public knowledge through a breach of this Agreement.

                  10.12. Termination.

                     10.12.1. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, without further obligation of any of McCaw, ECTC or SYGNET at any time prior to the Closing Date as follows:

                          10.12.1.1. By mutual written consent of SYGNET and
McCaw; or

                          10.12.1.2. By McCaw or by SYGNET if the consummation
of the transactions contemplated hereby shall be prohibited by a final, non-appealable order, decree or injunction of the FCC or a court of competent jurisdiction; or

                          10.12.1.3. By McCaw or by SYGNET, upon ten days'
prior written notice to the other party, if the Closing Date has not occurred by June 30, 1996 unless such date is extended by agreement of all parties to this Agreement; provided that the June 30, 1996 date shall be extended as to the terminating party until 30 days after the end of any period during which the contemplated transaction did not close by reason of an uncured material default by such party.

                          10.12.2. In the event of a termination of this
Agreement, no party hereto shall have any liability or further obligation to any other party to this Agreement except that nothing herein will relieve any party from liability for any breach of this Agreement.

                     10.13. Severability. In the event that any term or provision of this Agreement is determined to be void, unenforceable, or contrary to law, the remainder of this Agreement shall continue in full force and effect; provided that such continuation would not materially alter the terms hereof or materially diminish the benefits or materially increase the burdens of this Agreement for any party.

                  10.14. Guarantee of Performance. By executing this Agreement McCaw Cellular Communications, Inc., hereby guarantees and assures the performance by McCaw of all of McCaw's obligations hereunder.

                  IN WITNESS WHEREOF, the parties, all of whom are duly authorized to act, have caused this Agreement to be executed the day, month and year above written.

SYGNET:                   SYGNET COMMUNICATIONS, INC.

                          By /s/ ALBERT H. PHARIS, JR.
                            -------------------------------
                          Its    President & CEO
                             ------------------------------

McCAW:                    ERIE CELLULAR SYSTEMS, INC.

                          By /s/ WILLIAM W. HAGUE
                            -------------------------------
                          Its    Vice President
                             ------------------------------

For Purposes of Affirming Section 10.14 Only:

McCAW CELLULAR COMMUNICATIONS, INC.

By:  /s/ WILLIAM W. HAGUE
   --------------------------
Its:     Vice President
    -------------------------

                              LIST OF SCHEDULES

Schedule 4.1.2.2     Transition Information

Schedule 5.1.2 Permits, Consents, Filings and Approvals Required of McCaw or ECTC

Schedule 5.1.4       Legal Matters

Schedule 5.1.6       List of ECTC Assets

Schedule 5.1.6A      Digital Cell Site Equipment

Schedule 5.1.8       List of Authorizations

Schedule 5.1.9 List of Obligations, Liens, Security Interests and Adverse Claims to Title - Interest and Assets

Schedule 5.1.10      Contracts of ECTC

Schedule 5.1.11      Real Property Owned, Leased and Optioned by ECTC

Schedule 5.1.12      Storage Tanks Located on Property

Schedule 5.1.13      Employees, Employment Obligations

Schedule 5.1.14      Bank Accounts and Deposits of ECTC

Schedule 5.1.19      Changes since December 31, 1994

Schedule 6.1.3       Opinion of Counsel to McCaw

Schedule 6.1.4       Opinion of FCC Counsel to McCaw

Schedule 6.2.5       Opinion of Counsel to SYGNET

Schedule 8.3         Transition Services Agreement

Schedule 8.7         Billing Conversion Information

                               Schedule 4.1.2.2

Transition Information to be Delivered by McCaw

===============================================================================================================================
INFORMATION*                                                                                        DELIVERY DEADLINE**
- ------------                                                                                        -------------------
- -------------------------------------------------------------------------------------------------------------------------------
 1.      Download of information from McCaw's Ericsson switch regarding the System's                September 15, 1995
         subscribers, including mobile identification numbers, electronic serial numbers and features for each subscriber

- -------------------------------------------------------------------------------------------------------------------------------
 2.      Download of information regarding the System's voicemail subscribers, including            September 15, 1995
         mailbox number, subscriber name, outdial number and voice mailbox service plan

- -------------------------------------------------------------------------------------------------------------------------------
 3.      Test conversion tape for billing conversion including:                                     September 15, 1995
                  - Account level information
                  - Mobile level information
                  - Equipment information
                  - Payments, adjustments and pending OCCs
                  - Tickler notes

- -------------------------------------------------------------------------------------------------------------------------------
 4.      A/R balance report, including file descriptions and tape headers                           September 15, 1995

- -------------------------------------------------------------------------------------------------------------------------------
 5.      Revenue reports for 8/10/95 and 9/10/95 billing cycles                                     September 25, 1995

- -------------------------------------------------------------------------------------------------------------------------------
 6.      Copies of all notices delivered to clearinghouse and roaming partners regarding            September 15, 1995
         net settlements, incollect and outcollect effective dates as follows:

                  -       Incollect eff. date = 10/1/95; date on which incollects for
                          30067 will be routed to SID 89

                  -       Outcollect eff. date = 10/1/95; date on which SID 89 will bill for outcollects from 30067

                  -       Net settlement eff. date = 10/16/95; date on which SYGNET will enter net settlement for BID 30067

===============================================================================================================================

- ------------------------------------

* All information other than that set forth in item 6 to be provided on electronic tape, with hardcopy if requested by SYGNET. Information in item 6 to be provided in hardcopy.

** Delivery deadlines based on September 29, 1995 Closing. If Closing occurs after that date, deadlines will be adjusted accordingly.

                                 SCHEDULE 5.1.2

                         PERMITS, CONSENTS, FILINGS AND
                      APPROVALS REQUIRED OF MCCAW OR ECTC

1. Consent of Federal Communications Commission for the transfer of control of ECTC.*

2. Notice of transfer of control to be given to Cellular One Group with respect to the Cellular One License Agreement effective December 1, 1991 between Cellular One Group and Erie Cellular Telephone Company.*

3. Prior notice required to be given pursuant to the Lease Agreement dated September 21, 1988 between Public Broadcasting of Northwest Pennsylvania, Inc. and McCaw Communications of Erie, Inc., as amended on October 1, 1988. (For assignment from McCaw Communications of Erie, Inc. to ECTC.)*

4. Notice required to be given pursuant to the Option and Site Lease Agreement dated March 16, 1993 between Lyle F. Bisbee and McCaw Communications of Erie, Inc. (For assignment from McCaw Communications of Erie, Inc. to ECTC.)*

5. Termination of Guaranty of Lease by McCaw Cellular Communications, Inc., which relates to the Lease Agreement dated November 27, 1989 between JCG Partnership and Erie Cellular Telephone Company d/b/a Cellular One.*

6. Termination of Guaranty of Lease and Lease Amendment by McCaw Cellular Communications, Inc., dated August 20, 1990, which relates to the Lease Agreement dated November 27, 1989 between JCG Partnership and Erie Cellular Telephone Company d/b/a Cellular One, as amended on July 6, 1990 and August 2, 1990.*

- --------------------------------------------------------------------------------

         *Material consents

                                 SCHEDULE 5.1.4

                                 LEGAL MATTERS

1. Complaint filed by Janice Y. Baumbach in the Court of Common Pleas of Allegheny County, Pennsylvania, Civil Division, GD 95-091, alleging sex and age discrimination.

2. Threatened class action suit may be brought by Joseph W. Carcione, Jr. on behalf of minority partners.

                                 SCHEDULE 5.1.6

                              LIST OF ECTC ASSETS

See attached.

RSDR BSDR 14 Aug 95 05:19 AM                            [BENDER.COMPAS]M PAGE 11

      M c C a w   C e l l u l a r   C o m m u n i c a t i o n s ,   Inc.
                           ASSET SUMMARY REPORT BOOK
                          For the 1 month ended 07/95

:5428 Erie Cellular Telephone Co.
                                                           C O S T
                                        -----------------------------------------------
ASSET ID   DESCRIPTION                  BEG OF PERIOD       ADD/(RETIRE)  END OF PERIOD
- --------   ------------------           -------------       ------------  -------------
:  2010  PP&E - Leasehold Improvements.  2010:  0000 General
 7616.00   LEASEHOLD IMPROVEMENTS              18,194                            18,194
30138.00   BACKHOE AND TRENCH FOR POWER         1,360                             1,360
30212.00   L/H IMPROVEMENTS CONSTRUCTION       10,151                            10,151
35405.00   CONCRETE                               105                               105
39178.00   SEEDING OF SITE AREA                   200                               200
39179.00   LABOR FOR FENCE RELOCATION             200                               200
39180.00   CONSTRUCT CONCRETE PAD FOR PO        2,226                             2,226
39181.00   CONSTRUCT 2 CONCRETE BASES FO          912                               912
39182.00   PHONE TOWER SITE PREPARATION        13,766                            13,766
39189.00   FENCED SITE & INSTALLED GATE         5,700                             5,700
40525.00   LEASEHOLD IMPROVEM                     775                               775
40529.00   SCREEN FOR GLIDER WINDOW                26                                26
46143.00   SERVICE CENTER SECURITY AGREE          961                               961
51260.00   LEASEHOLD IMPROVEMENTS FOR ER          926                               926
51261.00   FLOOR INVESTIGATION                    620                               620
84519.00   STONE GUY AREA AND FENCE             2,000                             2,000
99946.00   ERIE RENOVATIONS                     3,384                             3,384
00041.00   LABOR & MATERIALS ERIE RENOVA       26,300                            26,300
00043.00   MOTION DETECTOR ALARM                  236                               236
00044.00   KEY LOCK VAULT                         218                               218
01139.00   ERIE RENOVATION                        114                               114
01140.00   ERIE RENOVATIONS                     4,530                             4,530
01141.00   ERIE RENOVATIONS                       218                               218
01760.00   LEASEHOLD IMPROVEMENTS                 392                               392
93501.00   SIGN-ERIE                            5,335                             5,335
98627.00   CARPET-ERIE                          2,275                             2,275
98649.00   94 ERIE PROJECTS                       816                               816
98657.00   CORRY                                3,259                             3,259
00934.00   ERIE BUILDOUT PJT                    4,317                             4,317
01196.00   FRONT SALES COUNTER                  1,375                             1,375
01197.00   FRONT COUNTER/YTOWN                    650                               650
01198.00   YORKTOWN SIGNAGE                     3,098                             3,098
01589.00   SALES COUNTERS-FR & BACK             1,535                             1,535
01590.00   SALES COUNTERS-FR & BACK               702                               702
03231.00   INSTALL SLAT WALL                    2,500                             2,500
                                        -------------                     -------------
TOTAL FOR 2010 0000                           119,376                           119,376
:  2050  PP&E - Switches and Terminals     2050:  0020 MISO Equipment
 7600.00   CELLULAR SYSTEM-SWI                    800                               800
 7607.00   CELLULAR SYSTEM-SWI                    147                               147
 7608.00   CELLULAR SYSTEM-01                  11,371                            11,371
 7613.00   CELLULAR SYSTEMS-                   20,000                            20,000
96804.00   POWER EQUIP FOR ERIE POP             2,105                             2,105
                                        -------------                     -------------
TOTAL FOR 2050-0020                            34,423                            34,423


                                                    ACCUMULATED DEPRECIATION
                                         -------------------------------------------
ASSET ID   DESCRIPTION                   BEG OF PERIOD  ADD/(RETIRE)   END OF PERIOD
- --------   ------------------            -------------  -------------  -------------
:  2010  PP&E - Leasehold Improvements.  2010:  0000 General
 7616.00   LEASEHOLD IMPROVEMENTS               18,194                        18,194
30138.00   BACKHOE AND TRENCH FOR POWER          1,360                         1,360
30212.00   L/H IMPROVEMENTS CONSTRUCTION        10,151                        10,151
35405.00   CONCRETE                                105                           105
39178.00   SEEDING OF SITE AREA                    193             3             197
39179.00   LABOR FOR FENCE RELOCATION              193             3             197
39180.00   CONSTRUCT CONCRETE PAD FOR PO         2,152            37           2,189
39181.00   CONSTRUCT 2 CONCRETE BASES FO           881            15             896
39182.00   PHONE TOWER SITE PREPARATION         13,307           230          13,537
39189.00   FENCED SITE & INSTALLED GATE          5,510            95           5,605
40525.00   LEASEHOLD IMPROVEM                      775                           775
40529.00   SCREEN FOR GLIDER WINDOW                 26                            26
46143.00   SERVICE CENTER SECURITY AGREE           864            16             880
51260.00   LEASEHOLD IMPROVEMENTS FOR ER           787            16             803
51261.00   FLOOR INVESTIGATION                     527            10             537
84519.00   STONE GUY AREA AND FENCE              1,200            33           1,233
99946.00   ERIE RENOVATIONS                      1,580            56           1,636
00041.00   LABOR & MATERIALS ERIE RENOVA        11,835           438          12,273
00043.00   MOTION DETECTOR ALARM                   106             4             109
00044.00   KEY LOCK VAULT                           98             4             102
01139.00   ERIE RENOVATION                          50             2              51
01140.00   ERIE RENOVATIONS                      1,963            76           2,039
01141.00   ERIE RENOVATIONS                         91             4              95
01760.00   LEASEHOLD IMPROVEMENTS                  169             7             176
93501.00   SIGN-ERIE                               890            89             978
98627.00   CARPET-ERIE                             266            38             303
98649.00   94 ERIE PROJECTS                         95            14             109
98657.00   CORRY                                   380            54             434
00934.00   ERIE BUILDOUT PJT                       432            72             503
01196.00   FRONT SALES COUNTER                      92            23             115
01197.00   FRONT COUNTER/YTOWN                      43            11              54
01198.00   YORKTOWN SIGNAGE                        206            52             258
01589.00   SALES COUNTERS-FR & BACK                102            26             128
01590.00   SALES COUNTERS-FR & BACK                 47            12              59
03231.00   INSTALL SLAT WALL                        10             7              17
                                         -------------  ------------   -------------
TOTAL FOR 2010 0000                             74,680         1,445          76,125
:  2050  PP&E - Switches and Terminals   2050:  0020 MISO Equipment
 7600.00   CELLULAR SYSTEM-SWI                     401             6             406
 7607.00   CELLULAR SYSTEM-SWI                      71             1              72
 7608.00   CELLULAR SYSTEM-01                    6,160            79           6,239
 7613.00   CELLULAR SYSTEMS-                    10,449           145          10,594
96804.00   POWER EQUIP FOR ERIE POP                471            16             487
                                         -------------  ------------   -------------
TOTAL FOR 2050-0020                             17,552           246          17,798

RSDR BSDR 14 Aug 95 05:19 AM                            [BENDER.COMPAS]M PAGE 12
     M c C a w   C e l l u l a r   C o m m u n i c a t i o n s ,   I n c .
                           ASSET SUMMARY REPORT BOOK
                          For the 1 month ended 07/95


:5428 Erie Cellular Telephone Co.
                                                              C O S T                             ACCUMULATED DEPRECIATION
                                             --------------------------------------------  ----------------------------------------
                                                                                   END OF                                    END OF
ASSET ID   DESCRIPTION                       BEG OF PERIOD       ADD/(RETIRE)      PERIOD  BEG OF PERIOD  ADD/(RETIRE)       PERIOD
- --------   ------------------                -------------       ------------  ----------  -------------  -------------  ----------
:  2080  PP&E CELL SITES AND FIXED STATIONS        2080: 0010 TOWER
30140.00   ROHN MODEL #80 GUYED TOWER GI           130,567                       130,567         55,290            953       56,243
39314.00   LCC ALLOCATION                            1,505                         1,505            637             10          647
40526.00   DIG & FILL HOLES, GRADING-TOWE            5,496                         5,496          2,290             38        2,328
40532.00   CONSTRUCT SUPERVISE                       1,136                         1,136            467              8          474
49644.00   200 AMP MANUAL TRANSFER SWITCH            4,334                         4,334          1,564             30        1,595
64105.00   FILING FEE FOR THE NORTHEAST                230                           230             71              2           73
77041.00   FEE TO INCREASE ANTENNA HEIGH                60                            60             18              0           18
79155.00   TOWER FOR NORTHEAST SITE                 31,369                        31,369          8,278            218        8,496
80482.00   FEE TO MODIFY CELL SITE                     230                           230             58              2           60
97925.00   ERIE/MODIFY 2 SITES                          60                            60             13              0           13
10450.00   TOWER FOR UNION CITY                      6,337                         6,337            968             44        1,012
14586.00   FEE TO MODIFY SITE                           60                            60              8              0            8
50548.00   TOWER FOR VOICE CHANNEL EXPAN             6,396                         6,396            800             44          844
50553.00   TOWER MOD. FOR VOICE CHANNEL              1,714                         1,714            215             12          226
52265.00   MODIFY UNION CITY                            60                            60              8              0            8
98628.00   FAIRVIEW                                 73,114                        73,114          3,555            508        4,062
98629.00   FAIRVIEW                                 66,115                        66,115          3,214            459        3,673
98630.00   FAIRVIEW                                 24,264                        24,264          1,180            169        1,349
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2080-0010                                353,047                       353,047         78,631          2,498       81,129

:  2080 PP&E Cell Sites and Fixed Stations,  2080:  0015 RF Radio Equipment
93639.00   TOWER LIGHT CONTROLLER                    1,090                         1,090            235              8          243
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2080-0015                                  1,090                         1,090            235              8          243

:  2080 PP&E Cell Sites and fixed Stations.  2080:  0020 Cell Electronics
33461.00   CELLULAR ELECTRONICS - BALDWI             3,413                         3,413          1,469             24        1,492
33464.00   RADIO CHANNEL UNITS (6) W/ AS             8,537                         8,537          3,676             59        3,735
35414.00   RADIO CHANNEL UNITS (6)                  24,169                        24,169         10,022            168       10,190
39177.00   6 RADIO CHANNEL UNITS & ASSOC            14,963                        14,963          6,028            104        6,131
39200.00   (6) RADIO CHANNEL UNITS & ASS            50,256                        50,256         20,242            349       20,591
39210.00   6 RADIO CHANNEL UNITS & ASSOC             6,513                         6,513          2,625             45        2,670
40528.00   6 RADIO CHANNEL UNITS & ASSOC            78,192                        78,192         33,319            541       33,860
41342.00   CELL ELECTRONICS                         21,670                        21,670          9,782            151        9,933
43719.00   RADIO ELECTRONICS                        47,338                        47,338         20,546            327       20,872
58078.00   FILING FEE FOR MODIFICATIONS                230                           230             76              2           78
58080.00   FILING FEE FOR MODIFICATIONS                 60                            60             21              0           21
77841.00   TWO POSITION FUSE PANEL                   2,467                         2,467            669             17          686
79156.00   CELLULAR ELECT FOR NORTHEAST                 80                            80             21              1           22
79159.00   CELL ELECTR FOR NORTHEAST SIT             7,207                         7,207          1,902             50        1,953
79160.00   CELL ELECTR FOR NORTHEAST SIT            13,408                        13,408          3,537             93        3,631
79161.00   RF RADIO EQUIP FOR NORTHEAST             47,309                        47,309         12,483            329       12,812
84520.00   17 50W 832CH RADIOS                      98,119                        98,119         24,531            681       25,212
96816.00   CELL ELECTRONICS ERIE POP                 1,444                         1,444            323             11          333

RSDR BSDR 14 Aug 95 05:19 AM                            [BENDER.COMPAS]M PAGE 13
     M c C a w   C e l l u l a r   C o m m u n i c a t i o n s ,   I n c .
                           ASSET SUMMARY REPORT BOOK
                          For the 1 month ended 07/95

:5428 Erie Cellular Telephone Co.
                                                                C O S T                           ACCUMULATED DEPRECIATION
                                             --------------------------------------------  ----------------------------------------
                                                                                   END OF                                    END OF
ASSET ID   DESCRIPTION                       BEG OF PERIOD       ADD/(RETIRE)      PERIOD  BEG OF PERIOD  ADD/(RETIRE)       PERIOD
- --------   ------------------                -------------       ------------  ----------  -------------  -------------  ----------
96817.00        CELL ELECTRONICS FOR ERIE POP       11,546                         11,546          2,585             86       2,671
96820.00        CELL ELECTRONICS FOR ERIE POP          292                            292             65              2          67
96823.00        CELL ELECTR FOR ERIE POP               240                            240             54              2          55
08623.00        FEE FOR NEW SITE-UNION CITY             60                             60             10              0          10
08625.00        ERIE/MOD UNION CITY                     60                             60             10              0          10
10452.00        RF RADIO EQMT FOR UNION CITY        35,927                         35,917          5,489            250       5,739
10455.00        CELL ANTENNAE & CABL FOR UNIO        8,520                          8,520          1,302             59       1,361
10459.00        CELL ELECTRONICS FOR UNION CI       11,917                         11,917          1,821             83       1,903
10460.00        CELL ELECTRONICS FOR UNION CI        2,550                          2,550            390             18         407
10461.00        CELL ELECTRONICS FOR UNION CI        2,013                          2,013            308             14         322
10462.00        CELL ELECTRONICS FOR UNION CI          206                            206             32              1          33
10511.00        CELL OTHER FOR UNION CITY           33,293                         33,293          5,086            231       5,317
11843.00        FEE TO BUILD SITE-UNION CITY           230                            230             33              2          35
14581.00        CELL ELECTR FOR UNION CITY          68,558                         68,558          9,521            476       9,998
14583.00        CELL ELECTR FOR 530 CACCS            1,012                          1,012            140              7         147
14585.00        CELL ELECTR FOR 530 DACCS              304                            304             41              2          44
50544.00        CELL ELECTRONICS FOR UNION CI        1,458                          1,458            182             10         193
50554.00        RF RADIO EQUIPMENT FOR VOICE        55,542                         55,542          6,943            386       7,328
50555.00        CELL OTHER FOR VOICE CHANNEL        12,758                         12,758          1,594             89       1,683
50556.00        CELL ANTENNAE & CABL FOR VOIC        4,765                          4,765            595             33         629
50561.00        CELL ELECTRONICS FOR VOICE CH        2,700                          2,700            338             19         356
50562.00        CELL ELECTRONICS FOR VOICE CH        8,065                          8,065          1,008             56       1,064
50563.00        CELL ELECTRONICS FOR VOICE CH        3,515                          3,515            440             24         464
50564.00        CELL ELECTRONICS FOR 530 DACC        1,024                          1,024            127              7         135
52305.00        STATE TAX DEFICIENCY                 3,903                          3,903            406             27         434
52306.00        STATE TAX DEFICIENCY                   210                            210             22              2          24
52307.00        STATE TAX DEFICIENCY                   316                            316             33              2          35
56102.00        REQ FOR DEV AUTH                        70                             70              6              1           7
58143.00        CELL ELEC VOICE CHANNEL EXPAN       22,933                         22,933          1,912            159       2,071
98632.00        FAIRVIEW                            15,647                         15,647            761            109         870
98637.00        FAIRVIEW                             3,500                          3,500            170             24         194
98638.00        FAIRVIEW                             6,063                          6,063            294             42         337
98639.00        FAIRVIEW                               215                            215             10              2          12
98640.00        FAIRVIEW                            10,623                         10,623            517             74         590
98641.00        FAIRVIEW                             3,661                          3,661            178             25         203
98642.00        ERIE EXPANISON                     154,560                        154,560          7,513          1,073       8,586
98643.00        ERIE EXPANSION                      10,623                         10,623            517             74         590
98644.00        ERIE EXPANSION                      10,134                         10,134            493             70         563
98647.00        ERIE EXPANSION                      11,717                         11,717            569             81         650
98648.00        ERIE EXPANSION                       3,032                          3,032            147             21         169
98651.00        94 ERIE PROJECTS                     2,054                          2,054            100              1         114
98655.00        94 ERIE PROJECTS                     7,407                          7,407            360             51         411
98656.00        94 ERIE PROJECTS                        24                             24              1              0           1
98658.00        CORRY                                3,906                          3,906            190             27         217
98659.00        CORRY                                1,070                          1,070             52              7          59
98661.00        CORRY                                2,543                          2,543            124             18         142

RSDR BSDR 14 Aug 95 05:19 AM                            [BENDER.COMPAS]M PAGE 14

     M c C a w   C e l l u l a r   C o m m u n i c a t i o n s ,   I n c .
                           ASSET SUMMARY REPORT BOOK
                          For the 1 month ended 07/95

:5428 Erie Cellular Telephone Co.
                                                                 C O S T                          ACCUMULATED DEPRECIATION
                                             --------------------------------------------  ----------------------------------------
                                                                                   END OF                                    END OF
ASSET ID   DESCRIPTION                       BEG OF PERIOD       ADD/(RETIRE)      PERIOD  BEG OF PERIOD  ADD/(RETIRE)       PERIOD
- --------   ------------------                -------------       ------------  ----------  -------------  -------------  ----------
98662.00   CORRY                                       919                            919             45              6          51
00935.00   UNION CITY PRJT                          18,598                         18,598            646            129         775
00936.00   ERIE EXPANSION                           16,045                         16,045            557            111         669
00937.00   ERIE '93 PROJECTS                        20,921                         20,921            726            145         872
00938.00   CORRY PROJECT                             7,720                          7,720            268             54         322
01199.00   ERIE/MODIFY CORRY                            70                             70              2              1           3
02473.00   CLOSE UNION CITY                             40                             40              1              0           1
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2080 0020                              1,030,454                      1,030,454        206,000          7,159     213,160

:  2080 PP&E CELL SITES AND FIXED STATIONS, 2080:  0030 SITE SHELTERS
 7597.00   CELLULAR SYSTEM-SIT                     221,582                         221,582        120,023          1,539    121,561
 7599.00   SHELTERS AND GENERA                      71,395                          71,395         38,673            496     39,168
 7601.00   CELLULAR SYSTEM-SIT                      19,608                          19,608         10,621            136     10,757
30139.00   SITE SHELTER - FIBERGLASS 11'            79,191                          79,191         34,533            565     35,098
39192.00   50 TON CRANE TO SET SHELTER                 650                             650            261              5        266
39213.00   STORAGE CHARGE FOR EDINBORO S               570                             570            230              4        233
39215.00   STORAGE & DELIVERY AT SHELTER               580                             580            232              4        237
79162.00   SITE SHELTER FOR NORTHEAST SI            39,837                          39,837         10,513            277     10,790
10456.00   SHELTER/PLACEMENT FOR UNION C            13,393                          13,393          2,046             93      2,139
50557.00   SHELTER/PLACEMENT FOR VOICE C             1,498                           1,498            188             10        198
98633.00   FAIRVIEW                                 30,946                          30,946          1,505            215      1,719
98652.00   94 ERIE PROJECTS                            957                             957             47              7         54
                                             -------------                     ----------- -------------- -------------- -----------
TOTAL FOR 2080-0030                                480,207                         480,207        218,870          3,350    222,221

:  2080 PP&E Cell sites and Fixed Stations, 2080:  0050 Power
30148.00   BATTERY AND RECTIFIERS W/ SPA            12,578                          12,578          5,432             90      5,522
33462.00   POWER SUPPLY-INSTALL 200 AMP             28,278                          28,278         12,176            196     12,372
33463.00   BATTERY AND RECTIFIERS W/SPAR             6,523                           6,523          2,809             45      2,854
35402.00   POWER SUPPLY FOR TOWER LIGHT                820                             820            363              6        369
39191.00   FURNISH & INSTALL 65' WOODEN                451                             451            182              3        185
39193.00   INSTALL 12" CONDUIT UNDER DRIV              300                             300            120              2        123
39201.00   CHARGER, BATTERIES, BREAKER &             1,103                           1,103            445              8        453
39218.00   DELIVER & SET 30' POLE WITH G               185                             185             74              1         75
40527.00   CADWELL MOLD-FED EX SHIP=GRO                119                             119             48              1         49
43721.00   ELECTRICAL POWER                          7,462                           7,462          2,954             52      3,006
45664.00   SOILS TEST AND REPORT FOR TOW               312                             312            117              2        119
77620.00   TWO GNB ABSOLYTE 11 BATTERIES             9,954                           9,954          2,696             69      2,766
79164.00   POWER & GENERATORS NORTHEAST              1,250                           1,250            329              9        338
79165.00   SITE SURVEY WORK FOR NORTHEAS             4,537                           4,537          1,197             32      1,229
79166.00   BLDG. PERMITS AND FEES FOR NOR              377                             377             99              3        102
79167.00   SITE WORK FOR NORTHEAST SITE                119                             119             32              1         33
79168.00   INSPECTION AND TESTING FOR NO             3,188                           3,188            842             22        864
93566.00   1000 FT. #1 WELDING CABLE                   706                             706            153              5        157
96811.00   POWER EQUIP FOR ERIE POP                    992                             992            223              7        230

RSDR BSDR 14 Aug 95 05:19 AM                            [BENDER.COMPAS]M PAGE 15


     M c C a w   C e l l u l a r   C o m m u n i c a t i o n s ,   I n c .
                           ASSET SUMMARY REPORT BOOK
                          For the 1 month ended 07/95

:5428 Erie Cellular Telephone Co.

                                                                 C O S T                         ACCUMULATED DEPRECIATION
                                             --------------------------------------------  ----------------------------------------
                                                                                   END OF                                    END OF
ASSET ID   DESCRIPTION                       BEG OF PERIOD       ADD/(RETIRE)      PERIOD  BEG OF PERIOD  ADD/(RETIRE)       PERIOD
- --------   ------------------                -------------       ------------  ----------  -------------  -------------  ----------
96813.00   RECTIFIERS BATTERIES ERIE POP             3,176                          3,176            711             24         734
10454.00   POWER EQUIPMENT FOR UNION CIT            10,338                         10,338          1,580             72       1,651
10457.00   SITE ACQUISITION FOR UNION CI            10,356                         10,356          1,583             72       1,654
10458.00   BLDGS PERMITS & FEES FOR UNIO                10                             10              1              0           2
50558.00   SITE ACQUISITON FOR VOICE CH                 14                             14              1              0           2
50559.00   SITE WORK FOR VOICE CH. EXPAN            13,118                         13,118          1,639             91       1,731
94121.00   4 STEEL I-BEAMS                             206                            206             46              1          47
98631.00   FAIRVIEW                                 19,004                         19,004            924            132       1,056
98634.00   FAIRVIEW                                    747                            747             36              5          41
98635.00   FAIRVIEW                                  3,118                          3,118            152             22         174
98636.00   FAIRVIEW                                 67,868                         67,868          3,299            471       3,770
98650.00   94 ERIE PROJECTS                         19,219                         19,219            934            134       1,068
98653.00   94 ERIE PROJECTS                          1,500                          1,500             73             10          83
98660.00   CORRY                                       500                            500             24              4          28
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2080 0050                                228,428                        228,428         41,292          1,592      42,884

:  2080 PP&E Cell Sites and Fixed Stations, 2080:  0060 Site Development
30133.00   SURVEYING SERVICES - GIRARD               2,786                          2,786          1,257             19       1,276
30135.00   AERONAUTICAL STUDY AND ANALYS               815                            815            368              6         374
30144.00   SOILS REPORT GIRARD                       3,050                          3,050          1,376             21       1,397
30153.00   RECORDER OF DEEDS-GIRARD SITE                22                             22             11              0          11
30159.00   GIRARD SITE DEVELOPMENT                   1,433                          1,433            647             10         656
30168.00   CELL SITE ELECTRONICS - GIRAR            86,018                         86,018         38,827            597      39,424
33514.00   S. BERNSTEIN-SITE DEVELOPMENT             1,268                          1,268            547              9         556
39154.00   SITE DEVELOPMENT-BERNSTEIN                4,712                          4,712          1,899             33       1,932
39176.00   SURVEY FOR CELL SITE                      1,339                          1,339            540              9         549
39195.00   AERONAUTICAL STUDY & ANALYSIS               695                            695            280              5         285
40530.00   PREPARATION OF FAA FORM 7460-               240                            240             98              2         100
42519.00   FCC - CORPORATE                              60                             60             23              0          23
43716.00   SITE DEVEL - GRAFF                          669                            669            261              5         266
49857.00   FILING FEE FOR MODIFICATIONS                 60                             60             22              0          22
49858.00   FILING FEE FOR MODIFICATIONS                230                            230             82              2          84
96952.00   ERIE/NEW SITES CORRY FAIRVIEW                70                             70              4              1           5
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2080 0060                                103,467                        103,467         46,241            719      46,960

:  2080 PP&E Cell Sites and Fixed Stations, 2080:  0070 Antennas & Coaxial Cables
7603.00    CELLULAR ANTENNAS A                      13,821                         13,821          7,488             96       7,584
30137.00   CABLE BOOT/CONNECTORS FOR ANT               596                            596            270              4         274
30141.00   LARRY BROUDY-SUPERVISION OF A               166                            166             76              1          77
30142.00   ANTENNA AND CABLE FOR GIRARD             31,354                         31,354         13,528            226      13,754
33473.00   ANTENNA 820 855 OMNI 9DB / 86             2,019                          2,019            868             14         882
33474.00   COAXIAL CABLE & PARTS FOR BAL             3,455                          3,455          1,488             24       1,512
33475.00   COAXIAL CABLE INSTALL FOR BAL             1,884                          1,884            798             13         812
33476.00   CABLEING & CLAMPS FOR BALDWIN             2,305                          2,305            992             16       1,008

RSDR BSDR 14 Aug 95 05:19 AM                            [BENDER.COMPAS]M PAGE 16

     M c C a w   C e l l u l a r   C o m m u n i c a t i o n s ,   I n c .
                           ASSET SUMMARY REPORT BOOK
                          For the 1 month ended 07/95

:5428 Erie Cellular Telephone Co.

                                                                C O S T                            ACCUMULATED DEPRECIATION
                                             --------------------------------------------  ----------------------------------------
                                                                                   END OF                                    END OF
ASSET ID   DESCRIPTION                       BEG OF PERIOD       ADD/(RETIRE)      PERIOD  BEG OF PERIOD  ADD/(RETIRE)       PERIOD
- --------   ------------------                -------------       ------------  ----------  -------------  -------------  ----------
33520.00   PARTS FOR ANTENNA SYSTEM AT B               854                            854            367              6         372
39183.00   GROUNDING KIT                               153                            153             62              1          64
39184.00   COAX CABLE & HARDWARE                     1,250                          1,250            503              9         512
39186.00   GROUNDING KIT LOF-5-50A 20498                39                             39             15              0          15
39187.00   NUTS & WASHERS                               83                             83             33              1          34
39188.00   ALTON ATTENUATOR                            273                            273            112              2         113
39196.00   TRANSPORATION-6-13690                       102                            102             41              1          41
39198.00   (3)L46N CONNECTOR JACKS, (1)              2,263                          2,263            912             16         927
39205.00   COAX CABLE & GROUNDING KITS                 695                            695            280              5         285
39208.00   N-F 7/8" CONNECTOR K-327                    185                            185             74              1          75
           11383
39209.00   EXPENSES WHILE WORKING ON SIT               507                            507            203              4         207
41890.00   LCC ALLOCATION                              752                            752            289              5         294
45666.00   ANTENNA                                     877                            877            328              6         335
79171.00   ANTENNA AND CABLING FOR NORTH             7,884                          7,884          2,081             55       2,135
96815.00   CELL. ANT. AND CABLING ERIE P               745                            745            167              6         173
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2080-0070                                 72,262                         72,262         30,973            510      31,484

:  2130 PP&E - Interconnection Equipment, 2130:  0020 Microwave Electronics
79172.00   TELCO INTERFACE FOR NORTHEAST             1,196                          1,196            316              8         324
79173.00   INTERCONNECT EQUIPMENT                    1,316                          1,316            357              9         366
14582.00   TELCO INTERFACE FOR 530 DACCS            20,564                         20,564          2,857            143       3,000
50560.00   TELCO INTERFACE EQU FOR VOICE            36,833                         36,833          4,604            256       4,859
98645.00   ERIE EXPANSION                               60                             60              3              0           3
98646.00   ERIE EXPANSION                              208                            208             10              1          11
98654.00   94 ERIE PROJECTS                         10,405                         10,405            506             72         578
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2130-0020                                 70,582                         70,582          8,651            490       9,141

:  2130 PP&E - Interconnection Equipment, 2130:  0030 Telco Interconnect
 7610.00   PROPERTY & EQUIP-TE                      17,142                         17,142          8,452            119       8,571
 7615.00   PROPERTY & EQUIPMEN                         960                            960            427              7         434
20703.00   MINI DACC INTERFACE                      12,680                         12,680          5,725             88       5,813
20705.00   TELCO INTERCONNECT - INSTALLA             1,815                          1,815            818             13         831
39206.00   INSTALLATION OF CABLE TO MCI                200                            200             82              1          83
39308.00   48 CHANL ADPCM I-CO                       7,019                          7,019          2,828             49       2,876
40531.00   MODEL 1544 CHANNEL SERVICE UN               939                            939            371              7         378
42515.00   OPX CIRCUITS                                320                            320            124              2         126
42526.00   OPX CIRCUITS                                683                            683            266              5         270
79655.00   NON RECURRING ILE                           900                            900            251              6         257
88169.00   SMART CSU'S FOR ERIE BALDWIN              5,448                          5,448          1,249             38       1,287
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2130-0030                                 48,106                         48,106         20,592            334      20,926

RSDR BSDR 14 Aug 95 05:19 AM                            [BENDER.COMPAS]M PAGE 17

     M c C a w   C e l l u l a r   C o m m u n i c a t i o n s ,   I n c .
                           ASSET SUMMARY REPORT BOOK
                          For the 1 month ended 07/95

:5428 Erie Cellular Telephone Co.

                                                               C O S T                              ACCUMULATED DEPRECIATION
                                             --------------------------------------------  ----------------------------------------
                                                                                   END OF                                    END OF
ASSET ID   DESCRIPTION                       BEG OF PERIOD       ADD/(RETIRE)      PERIOD  BEG OF PERIOD  ADD/(RETIRE)       PERIOD
- --------   ------------------                -------------       ------------  ----------  -------------  -------------  ----------
:  2150 PP&E - Other Equipment, 2150:  0010 Spares - Switch/Sites/Interconnect

7604.00    SPARE PARTS                               3,876                          3,876          2,100             27       2,126
20717.00   SPARES FOR 351 MINI DACC                  6,664                          6,664          6,664                      6,664
27575.00   SPARES CELL ELECTRONICS                   6,433                          6,433          6,433                      6,433
35908.00   SPARE ERICSSON EQUIP FOR ALL             18,385                         18,385         18,385                     18,385
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2150-0010                                 35,358                         35,358         33,581             27      33,608

:  2150 PP&E - Other Equipment, 2150:  0020 Test Equipment
7609.00    TEST EQUIPMENT                            1,940                          1,940            957             14         971
30136.00   CORE SITES TEST EQUIPMENT                   171                            171            171                        171
47108.00   RADIO TEST EQUIPMENT                     10,667                         10,667          9,600            178       9,778
48620.00   HB-800 HELPER MATCHBOX 800                  654                            654            567             11         578
53866.00   THREE UNIT OPTIMIZER AND BATT               993                            993            843             17         860
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2150-0020                                 14,425                         14,425         12,139            219      12,357

:  2150 PP&E - Other Equipment, 2150:  0030 Tools & Safety Equipment
47110.00   VARIOUS SMALL TOOLS AND                     582                            582            515             10         524
           EQUIPM
48283.00   ERIE SSC TOOLS                              316                            316            279              5         284
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2150 0030                                    898                            898            793             15         809

:  2150 PP&E - Other Equipment, 2150:  0090 Other Equipment
33515.00   LEAD/LAG CONTROLLER FOR HVAC                231                            321            231                        231
46825.00   SYMBOL LASER GUN                          1,592                          1,592          1,433             27       1,460
97857.00   NEON SIGN FOR ERIE OFFICE                 2,624                          2,624          1,313             44       1,356
97858.00   SMALL OFFICE REFRIDGERATOR OF               350                            350            175              6         181
14584.00   CELL ELECTR FOR 530 DACCS                 3,914                          3,914          1,305             65       1,370
93502.00   FAX & SHREDDER                            3,337                          3,337            500             56         556
01195.00   PAPER SHREDDER 3802                         530                            530             53              9          62
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2150-0090                                 12,578                         12,578          5,010            206       5,215

:  2150 PP&E - Other Equipment, 2150:  0100 Credit, Collection & Billing Equip
47111.00   CASH DRAWER W/TILL & 120 PLUG               431                            431            388              7         395
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2150 0100                                    431                            431            388              7         395

:  2150 PP&E - Other Equipment, 2150:  0110 Display Booths
28242.00   PHONE DISPLAY UNITS FOR SALES             1,082                          1,082          1,082                      1,082
52308.00   TRADE SHOW BOOTH                          4,806                          4,806          1,441             80       1,522
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2150-0110                                  5,888                          5,888          2,523             80       2,604

RSDR BSDR 14 Aug 95 05:19 AM                            [BENDER.COMPAS]M PAGE 18

     M c C a w   C e l l u l a r   C o m m u n i c a t i o n s ,   I n c .
                           ASSET SUMMARY REPORT BOOK
                          For the 1 month ended 07/95

:5428 Erie Cellular Telephone Co.
                                                                  C O S T                           ACCUMULATED DEPRECIATION
                                             --------------------------------------------  ----------------------------------------
                                                                                   END OF                                    END OF
ASSET ID   DESCRIPTION                       BEG OF PERIOD       ADD/(RETIRE)      PERIOD  BEG OF PERIOD  ADD/(RETIRE)       PERIOD
- --------   ------------------                -------------       ------------  ----------  -------------  -------------  ----------
:  230 Cellular Phones - Demonstration, 2300:  0000 General
 58494.00  PAN-EB500T/2-071970                         562                            562            562                        562
 62550.00  FUJI POCK COMM/8504FD81                     799                            799            799                        799
 62553.00  MC-U/C/822B5CB3                             621                            621            621                        621
 65858.00  DEMO PHONE ACCESS. & STATE US               122                            122            122                        122
 65858.01  MC-ULTRACLASSIC/822F492E                    606                            606            606                        606
 65858.02  PAN-HP600P/880EC38F                         760                            760            760                        760
 65858.04  MC-420T W/BATT/824D81D                      330                            330            330                        330
 72686.00  ERIE DEMO PHONES FOR DEC. '91
 72686.01  MC-420M/8243BCA9                            277                            277            277                        277
 72686.02  MC-420M/8243BBEF                            277                            277            277                        277
 77628.00  TOTE PHONE 82460DCB - 4/92                  297                            297            297                        297
 81086.00  DEMO PHONES 6-92                            202                            202            202                        202
 81086.01  MC-420T W/ 825297D6                         310                            310            310                        310
 81086.02  MC-420T W/ 82529174                         310                            310            310                        310
 81086.03  MC-420T W/ 82519B85                         310                            310            310                        310
 81086.04  MC-420T W825353C2                           310                            310            310                        310
 81086.05  MC-420T W/ 82550EA4                         310                            310            310                        310
 81086.06  MC-760P 8250AA45                            335                            335            335                        335
 81086.07  MC-750P 8250CAE7                            335                            335            335                        335
 81086.08  MC-750P 8250CAE9                            335                            335            335                        335
 81086.09  MC-750P 8250E7E8                            335                            335            335                        335
 81086.10  MC-P-USED 18221484C                         477                            477            477                        477
 87941.00  DEMO PHONES 9-92                            162                            162            153              4         157
 87941.01  MC-750 825E86AA                             599                            599            566             17         582
 87941.02  MC-3101 W/ 8257673C                         310                            310            292              9         301
 87941.03  MC-3101 W/ 8257F1C4                         310                            310            292              9         301
 87941.04  P-600 87116FDC                              725                            725            685             20         705
 87941.05  U/C M 822F13CO                              470                            470            444             13         457
 92971.00  DEMO PHONES 11/92                           617                            617            549             17         566
109053.00  DEMO PHONES - AUG.                          271                            271            173              8         181
109053.01  MC-310M 82A5E76D                            231                            231            148              6         154
109053.02  MC-::II 8268CC7C                            522                            522            334             15         348
109053.03  MC-PPII 82A85899                            522                            522            334            151         348
454449.00  DEMO PHONES 5/94                            146                            146             57              4          62
456096.00  EMP PHONES 6/94                             454                            454            163             13         176
658146.00  DEMO PHONES 0794                             66                             66             20              2          22
993508.00  DEMOS AUG 94                                349                            349            107             10         116
993511.00  DEMOS PH 9/94                               197                            197             55              6          61
997393.00  DEMO PHONE 11/94                            554                            554            124             15         139
999542.00  DEMO PHONES 12/94                           423                            423             83             12          94
999649.00  NOV USE TAX DEMOS                            39                             39              7              1           9
000932.00  DEMO PHONES 1/95                            781                            781            130             22         152
 00941.00  DEMO PHONES 2/95                            357                            357             50             10          59
003349.00  0595 DEMOS                                  225                16          241              6              6          13
                                             -------------       ------------  ----------  -------------  -------------  ----------
TOTAL FOR 2300-0000                                 16,550                16       16,566         12,991            232      13,223

RSDR BSDR 14 Aug 95 05:19 AM                            [BENDER.COMPAS]M PAGE 19

     M c C a w   C e l l u l a r   C o m m u n i c a t i o n s ,   I n c .
                           ASSET SUMMARY REPORT BOOK
                          For the 1 month ended 07/95

:5428 Erie Cellular Telephone Co.
                                                                  C O S T                           ACCUMULATED DEPRECIATION
                                             --------------------------------------------  ----------------------------------------
                                                                                   END OF                                    END OF
ASSET ID   DESCRIPTION                       BEG OF PERIOD       ADD/(RETIRE)      PERIOD  BEG OF PERIOD  ADD/(RETIRE)       PERIOD
- --------   ------------------                -------------       ------------  ----------  -------------  -------------  ----------
:  2300  Cellular Phones - Demonstration   2300:  0006 Demos
 7612.00   SHOP & OFFICE - DEM                         596                            596            596                        596
30177.00   MOTOROLA PERSONEL PHONE II                1,195                          1,195          1,195                      1,195
30177.01   NEC PORTABLE                                899                            899            899                        899
30177.04   CELLULAR MOBILE TELEPHONE                   399                            399            399                        399
30177.05   CELLULAR MOBILE TELEPHONE                   399                            399            399                        399
30177.06   6000X W/VOICE                             1,195                          1,195          1,195                      1,195
30177.07   CELLULAR PHONE W/GH ANTENNA                 420                            420            420                        420
30179.00   DEMO PHONE UNIDEN TRANSPORTAB               640                            640            640                        640
35589.00   MC-500V-MC300-PT500-BATTERY               1,305                          1,305          1,305                      1,305
39502.00   DEMO PHONE P300                             795                            795            795                        795
48404.00   MOTOROLA ULTRA CLASSIC DEMP P               735                            735            735                        735
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2300-0006                                  8,578                          8,578          8,577                      8,577

:  2302 Cellular Phones - Loaners, 2302: 0000 General
:522266.00 JOS HORNES CO PHONES                        729                            729            345             20         365
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2302-000                                     729                            729            345             20         365

:  2315 Cellular Phones - Employee, 2315:  0000 General
 28949.00  MC300 52046 MOBILE PHONE W/GL               420                            420            420                        420
 30178.00  EMPLOYEE PHONE MOTOROLA MC500             1,526                          1,526          1,526                      1,526
 46832.00  EMPLOYEE PHONE/MOTOROLA PPII/               830                            830            830                        830
 46833.00  EMPLOYEE PHONE/NEC H3700/0077               332                            332            332                        332
 75940.00  EMPLOYEE PHONES, ACCES AND US               218                            218            218                        218
 75940.01  MC-420M 824D96C5                            277                            277            277                        277
 77634.00  EMPLOYEE PHONES-LRTE 4/92                   166                            166            166                        166
 77634.02  MC420M 82513CE3                             277                            277            277                        277
 77634.03  MC420M 824DD697                             277                            277            277                        277
 77634.04  ALPHA STAR824D154E                          771                            771            771                        771
 81085.02  MC-420M 8247A616                            261                            261            261                        261
 81085.02  MC-420T W/ 8255970B                         308                            308            308                        308
 81085.03  MC-P-USED T82105753                         477                            477            477                        477
 81085.04  MC-PPII 82404591                            785                            785            785                        785
 87940.00  EMPLOYEE PHONES 9-92                         44                             44             41              1          42
 87940.01  P-600 87117A9F                              725                            725            685             20         705
 97926.00  EMPLOYEE PHONES - JANUARY                   844                            844            703             23         726
100880.00  EMPLOYEE PHONES 5/93                      1,425                          1,425          1,029             40       1,069
109055.00  EMPLOYEE PHONES - AUG.                    4,310                          4,310          2,754            120       2,873
109055.01  ATT3020 14202154832                         259                            259            165              7         173
109055.02  MC-420M 82B7E5CF                            208                            208            132              6         138
454450.00  EMP PHONES 5/94                             755                            755            294             21         315
456099.00  EMP. PHONES 6/94                             50                             50             19              1          20
658150.00  EMPLOYEE PHONES 0794                        270                            270             82              8          90
993510.00  EMPLOYEE PH 8/94                          1,610                          1,610            493             45         537

RSDR BSDR 14 Aug 95 05:19 AM                            [BENDER.COMPAS]M PAGE 20

     M c C a w   C e l l u l a r   C o m m u n i c a t i o n s ,   I n c .
                           ASSET SUMMARY REPORT BOOK
                          For the 1 month ended 07/95

:5428 Erie Cellular Telephone Co.

                                                                  C O S T                           ACCUMULATED DEPRECIATION
                                             --------------------------------------------  ----------------------------------------
                                                                                   END OF                                    END OF
ASSET ID   DESCRIPTION                       BEG OF PERIOD       ADD/(RETIRE)      PERIOD  BEG OF PERIOD  ADD/(RETIRE)       PERIOD
- --------   ------------------                -------------       ------------  ----------  -------------  -------------  ----------
93513.00   EMP PHONES 9/94                              85                             85             23              2          25
96956.00   EMP PHONES 10/94                            163                            163             41              5          46
97394.00   EMPLOYEE PH 11/94                            78                             78             17              2          19
99543.00   EMP PHONES 12/94                          2,221                          2,221            432             62         494
99648.00   NOV USE TAX EMP PH                            5                              5              1              0           1
00933.00   EMPLOYEE PH 1/95                          1,321                          1,321            220             37         257
00942.00   EMPLOYEE PHONES 2/95                      1,750                          1,750            243             49         292
01592.00   3/95 - EMPLOYEE PHONES                    1,512                          1,512            168             42         210
02472.00   04-95 EMPLOYEE PH                           724                            724             60             20          80
03350.00   0595 EMPLOYEE                             1,254                 88       1,342             35             35          70
                                             -------------       ------------  ----------  -------------  -------------  ----------
TOTAL FOR 2315-0000                                 26,538                 88      26,626         14,564            545      15,109

:  2340 personal Computers, 2340:  0000 Personal Computers
22882.00   PERSONAL COMPUTER DP386S M40              3,401                          3,401          3,401                      3,401
79647.00   86/33 220 MB PERFORMANCE SYS              3,295                          3,295          3,295                      3,295
03227.00   PC SUPPORT AXYS                           8,260                          8,260            688            229         918
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2340 0000                                 14,956                         14,956          7,384            229       7,613

:  2345 EDP Equipment - EDP Hardware, 2345:  0000 General
02470.00   ACCESS - T211                             5,688                          5,688            379             95         474
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2345 0000                                  5,688                          5,688            379             95         474

:  2345 EDP Equipment - EDP Hardware.  2345:  0001 Billing Computer
28244.00   PRINTER HP LASERJET SERIES II               703                            703            703                        703
                                             -------------                     ----------  -------------                 ----------
TOTAL FOR 2345-0001                                    703                            703            703                        703

:  2345 EDP Equipment - EDP Hardware.  2345:  0007 INO-Cable/Modems/Wiring/Other
42517.00   OPX CIRCUITS                                320                            320            293              5         299
42523.00   OPX DATA CIRCUITS                           683                            683            637             11         649
46178.00   LA210 LETTER QUALITY PRINTER              2,433                          2,433          2,190             41       2,231
                                             -------------                     ----------  -------------  -------------  ----------
TOTAL FOR 2345 0007                                  3,436                          3,436          3,121             57       3,178

:  2360 Furniture and Fixtures.  2360:  0000 General
 7611.00   SHOP & OFFICE - OFF                         675                            675            675                        675
 7614.00   SHOP & OFFICE-OFFICE                      1,175                          1,175          1,175                      1,175
20707.00   FURNITURE - 6E20G1307GOLD STZ               436                            436            436                        436
20713.00   PICTURES FOR OFFICE                         578                            578            578                        578
20714.00   WINDOW BLINDS/DRAPES                      1,190                          1,190          1,190                      1,190
22873.00   OFFICE FURNITURE                          1,679                          1,679          1,679                      1,679
22874.00   OFFICE FURNITURE                          1,525                          1,525          1,525                      1,525
22875.00   OFFICE CUBICLES                             225                            225            225                        225

RSDR BSDR 14 Aug 95 05:19 AM                            [BENDER.COMPAS]M PAGE 21

     M c C a w   C e l l u l a r   C o m m u n i c a t i o n s ,   I n c .
                           ASSET SUMMARY REPORT BOOK
                          For the 1 month ended 07/95

:5428 Erie Cellular Telephone Co.
                                                                  C O S T                           ACCUMULATED DEPRECIATION
                                             --------------------------------------------  ----------------------------------------
                                                                                   END OF                                    END OF
ASSET ID   DESCRIPTION                       BEG OF PERIOD       ADD/(RETIRE)      PERIOD  BEG OF PERIOD  ADD/(RETIRE)       PERIOD
- --------   ------------------                -------------       ------------  ----------  -------------  -------------  ----------
 22876.00  OFFICE FURNITURE                          2,843                          2,843          2,843                      2,843
 22877.00  OFFICE FURNITURE                            580                            580            580                        580
 22878.00  OFFICE FURNITURE                            677                            677            677                        677
 22879.00  TACK BOARD - DECORATIVE WITH                102                            102            102                        102
 22880.00  PRESENTATION BOARD 48X48                    502                            502            502                        502
 22881.00  TWO DRAWER LATERAL FILE - 36X               358                            358            358                        358
 23171.00  TYPEWRITER PANASONIC KX-E508                582                            582            582                        582
 27235.00  SHELF-COATRACK                              147                            147            147                        147
 27236.00  BLINDS - LOUVER DRAPE VERTICA               737                            737            737                        737
 27237.00  BLINDS - LOUVER DRAPE VERTICL               306                            306            306                        306
 27244.00  OFFICE FURNITURE                          2,000                          2,000          2,000                      2,000
 27565.00  OFFICE CUBICLE MOVE - TRUCK R               167                            167            167                        167
 33460.00  DELIVERY AND SET-UP OF OFFICE               830                            830            830                        830
 36223.00  SIGN-10" NEON-SALES & SERVICE             3,887                          3,887          3,758             65       3,822
 37622.00  TABLES(2) & MULTI COLORED LAM               472                            472            449              8         457
 37622.01  LOVESEAT                                    524                            524            498              9         507
 37622.02  RECLINERS(2)                                577                            577            549             10         558
 39312.00  REUPHOLSTER SEATING PANELS                1,656                          1,656          1,545             28       1,573
 39313.00  VERTICLE BLINDS 137"X78" - GR               678                            678            633             11         644
 48621.00  REPRINTS, FRAMES AND GLASSES                629                            629            545             11         556
 99943.00  FURNITURE & FIXTURES - RECOVE               496                            496            232              8         240
 99945.00  FURNITURE & FIXTURES-BLINDS                 188                            188             85              3          88
100045.00  ERIE RENOVATIONS COUNTERS                 1,003                          1,003            452             17         468
100879.00  ERIR RENOVATIONS                             49                             49             21              1          22
101138.00  FURNITURE AND FIXTURES                      898                            898            389             15         404
101142.00  ERIE RENOVATIONS                            138                            138             60              2          62
101765.00  ERIE RENOVATIONS                            618                            618            258             10         268
103622.00  FURNITURE & FIXTURES-ERIE                   277                            277            120              5         125
454448.00  OFFICE FURNITURE                            338                            338             79              6          85
000939.00  RETAIL KIOSK DESIGN                         825                            825             69             14          82
001200.00  MALL KIOSK                                9,456                          9,456            630            158         788
001593.00  KIOSK DESIGN/DEVELOP                      1,300                          1,300             87             22         109
003225.00  FORT STEUBEN MALL KIOSK                   4,728                          4,728             79             39         118
003234.00  MILLCREEK MALL KIOSK                      4,684                          4,684            156             78         234
004071.00  2 KIOSK ISLANDS AT MILLCREEK                                901            901                            30          30
                                             -------------       ------------  ----------  -------------  -------------  ----------
TOTAL FOR 2360-0000                                 50,735             901         51,636         28,007            548      28,555

:  2365 Telephone Systems and Equipment.  2365:  0000 General
 39318.00  TOSHIBA SPEAKER PHONE                       673                            673            639             11         651
 62539.00  TOSHIBA SPEAKER AND REGULAR P               647                            647            507             11         517
 62541.00  SSTU-5 S VI CARD                            380                            380            291              6         297
 99942.00  TELEPHONE SYSTEMS-CHG LOC OF                 86                             86             40              1          41
 99944.00  TELEPHONE SYSTEMS                           610                            610             28             10         295
 99947.00  TELEPHONE SYSTEMS-WIRED 9 LOC               716                            716            322             12         333
996953.00  MERLIN LEGEND PHONE SYS                  15,395                         15,395          2,309            257       2,566

RSDR BSDR 14 Aug 95 05:19 AM                            [BENDER.COMPAS]M PAGE 22
     M c C a w   C e l l u l a r   C o m m u n i c a t i o n s ,   I n c .
                           ASSET SUMMARY REPORT BOOK
                          For the 1 month ended 07/95

:5428 Erie Cellular Telephone Co.
                                                              C O S T                              ACCUMULATED DEPRECIATION
                                             ---------------------------------------------  ----------------------------------------
                                                                                    END OF                                    END OF
ASSET ID   DESCRIPTION                       BEG OF PERIOD       ADD/(RETIRE)       PERIOD  BEG OF PERIOD  ADD/(RETIRE)       PERIOD
- --------   ------------------                -------------       ------------  -----------  -------------  -------------  ----------
996954.00  MERLIN LEGEND PHONE SYS                   4,820                           4,820            723             80         803
003230.00  ERIE PHONE EXP                            5,772                           5,772            193             96         289
003533.00  PHONE SYSTEM EXPANSION                    5,772                           5,772            193             96         289
                                             -------------                     -----------  -------------  -------------  ----------
TOTAL FOR 2365-0000                                 34,871                          34,871          5,500            581       6,082
                                             -------------       ------------  -----------  -------------  -------------  ----------
TOTAL FOR CO:  5428                              2,773,804              1,005    2,774,809        879,724         21,211     900,935

                                SCHEDULE 5.1.6A

                          DIGITAL CELL SITE EQUIPMENT

                 All digital transmission facility equipment and electronics formerly housed at the cell site at the General Electric plant in Erie, Pennsylvania.

                                 SCHEDULE 5.1.8

                             LIST OF AUTHORIZATIONS


1.       FCC Authorization for Station KNKA743, Market 130, Erie, Pennsylvania.

                                 SCHEDULE 5.1.9

                 LIST OF OBLIGATIONS, LIENS, SECURITY INTERESTS
               AND ADVERSE CLAIMS TO TITLE - INTEREST AND ASSETS




                                      None

                                SCHEDULE 5.1.10

                               CONTRACTS OF ECTC


1.       Leases identified on Schedule 5.1.11.

2.       Authorizations identified on Schedule 5.1.8.

3.       Switch Sharing Agreement.*

4.       Microwave Backbone Agreement with Horizon Cellular Group dated July 2,
         1993.*

5.       Subscriber agreements.

6. Intercarrier Roamer Service Agreement dated June 6, 1991 between DICOMM Cellular, L.P. and Erie Cellular Telephone Company, as amended on November 18, 1993.*

7. Cellular One License Agreement effective December 1, 1991 between Cellular One Group and Erie Cellular Telephone Company.

8. "Cellular One" Fictitious Name Registration issued by the Pennsylvania Department of State on November 2, 1990.

9. Equipment Lease with Walnut Equipment Leasing Co., Inc. for Hewlett Packard HP700 fax machine.

10.      Occupancy Permit issued by the Pennsylvania Department of Labor and
         Industry.

11.      Employment Agreements with the following individuals:***

               Tracy Alfieri
               Frederic J. Amendola
               Stephen Beason
               Thomas Berndt
               Alan Bonam
               Patricia Buchna
               Mark E. Concilla
               George Flanders, Jr.
               William K. Flatley
               Gina M. Hawse
               Chad Keene

               Alfred F. Lynch, III
               Dennis G. Myers
               Terrence Pytlarz
               Carl J. Siebauer
               Richard Demski
               Tammy Van Dyke
               Kelly Lorance

12. Dealer Agreements with the following:

               Humes Ford of Corry
               Yount Alarm Systems
               Procomm
               Mobile Communication Service, Inc.
               William Miner Enterprise
               SKN Enterprises, Inc.
               Simply Cellular
               Swim Town, Inc.
               Network Computer, Inc.
               Northeast Tire & Auto Sales
               Warren Radio/Studio One
               Lakeside Electronics
               Bommarito Cellular, Inc.**

- --------------------------------------------------------------------------------

*Agreement to be terminated prior to Closing, except that the Microwave Backbone Agreement with Horizon will remain in effect during the term, if any, of the Transition Services Agreement.

**Agreement with Bommarito Cellular, Inc. to be terminated prior to Closing. One-half of any funds paid to Bommarito in settlement of agreement termination will be added to the Purchase Price, up to a cap of $6,500, pursuant to Section 3.1.2.4.

***The parties agree that these Employment Agreements are terminated as of the Closing and thee SYGNET will notify the employees of such termination.

                                SCHEDULE 5.1.11

                          REAL PROPERTY OWNED, LEASED
                              AND OPTIONED BY ECTC

Real Property Owned

         None

Real Property Leased

1. Lease Agreement dated September 21, 1988 between Public Broadcasting of Northwest Pennsylvania, Inc. and McCaw Communications of Erie, Inc. for site at WQLN-TV, as amended on October 1, 1988.(1)

2. Lease Agreement dated March 5, 1990 between Tenth Street Building Corporation of Erie and Erie Cellular Telephone Company d/b/a Cellular One for site at the Baldwin Building.

3. Site Lease Agreement dated November 1, 1989 between Richard Gloskey and Mary Margaret Gloskey, and Erie Cellular Telephone Company for site in Girard.

4. Site Lease Agreement dated March 29, 1990 between Milan John Vanco and Alice C. Vanco, husband and wife, and Erie Cellular Telephone Company for site at Edinboro.

5.       Option and Site Lease Agreement dated November 1, 1991 between Wesley
         H. McGarvey and Teresa McGarvey, and Pittsburgh Cellular Telephone Company for site in northeast Erie, as subsequently assigned to Erie Cellular Telephone Company on April 30, 1993 pursuant to an Assignment of Lease executed by Pittsburgh Cellular Telephone Company in favor of Erie Cellular Telephone Company.

6. Option and Site Lease Agreement dated March 16, 1993 between Lyle F. Bisbee and McCaw Communications of Erie, Inc. for site in Union.(2)

- ---------------------------------------

         (1) Lease needs to be assigned to Erie Cellular Telephone Company prior to or at the Closing.

         (2) Lease needs to be assigned to Erie Cellular Telephone Company prior to or at the Closing.

7. Option and Water Tank Lease Agreement dated May 11, 1994 between Fairview Borough and Erie Cellular Telephone Company for site in Fairview.

8. Option and Rooftop Lease Agreement dated April 1, 1994 between Corry Memorial Hospital and McCaw Communications of Erie, Inc. for site in Corry.(3)

9. Lease Agreement dated March 6, 1995 between 79 Realty, Inc. and Erie Cellular Telephone Company for retail space at Yorktown Centre.

10. Lease dated June 6, 1995 between The Cafaro Company and Erie Cellular Telephone Company for kiosk space in Millcreek Mall.

11.      a.      Lease Agreement dated November 27, 1989 between JCG
                 Partnership and Erie Cellular Telephone Company d/b/a Cellular
                 One for sales and installation facilities at Hillsdale Plaza.

         b.      Guaranty of Lease by McCaw Cellular Communications, Inc.

         c. Lease Amendment Agreement dated July 6, 1990 between JCG Partnership and Erie Cellular Telephone Company d/b/a Cellular One.

         d. Lease Amendment Agreement dated August 2, 1990 between JCG Partnership and Erie Cellular Telephone Company d/b/a Cellular One.

         e. Guaranty of Lease and Lease Amendment by McCaw Cellular Communications, Inc. dated August 20, 1990.

         f. Subordination, Non-Disturbance and Attornment Agreement dated November 30, 1990 between Pennbank, Erie Cellular Telephone Company d/b/a Cellular One and JCG Partnership.

         g. Lease Extension Agreement dated February 2, 1995 between JCG Partnership and Erie Cellular Telephone Company d/b/a Cellular One.

Option on Real Property

1.       Option and Site Lease Agreement dated February 2, 1995 between Peter
         A. Damiano and Erie Cellular Telephone Company for site in Waterford.

- ------------------------------------

         (3) Lease needs to be assigned to Erie Cellular Telephone Company prior to or at the Closing.

                               SCHEDULE 5.1.12

                       STORAGE TANKS LOCATED ON PROPERTY

                 Containers and tanks (all above-ground) storing petroleum-based products intended to power standby backup generators at the Edinboro cell site in Erie.

                                SCHEDULE 5.1.13

                       EMPLOYEES, EMPLOYMENT OBLIGATIONS


See attached.

                                      ERIE

                           1995 Employee Compensation



                                    [TABLE]

                                   CHART G

                              SATELLITE MARKETS


                             [PERSONNEL FLOWCHART]

                               SCHEDULE 5.1.14

                      BANK ACCOUNTS AND DEPOSITS OF ECTC


Pittsburgh National Bank
5001 Peach Street
Erie, PA 16509
         Account No. 62-9010-1367

                                SCHEDULE 5.1.19

                        CHANGES SINCE DECEMBER 31, 1994


1. Removal of digital cell site equipment referred to in Schedule 5.1.6A.

                                 SCHEDULE 6.1.3

                     OPINION OF IN-HOUSE COUNSEL FOR MCCAW


Sygnet Communications, Inc.
6550 Seville Drive, Suite B
Canfield, OH 44406


Ladies and Gentlemen:

                 I have acted as in-house counsel to Erie Cellular Systems, Inc., formerly McCaw Communications of Erie, Inc.("McCaw"), in connection with the Agreement for Purchase of Interest dated ________________________________ (the "Agreement") among McCaw and Sygnet Communications, Inc. ("SYGNET"). This opinion is being furnished to you pursuant to Section 6.1.3 of the Agreement. Unless otherwise defined herein, the definitions or terms used in this opinion shall be the same as those in the Agreement.

                 In connection with this opinion, I have examined originals or copies of the Agreement and such other agreements, documents, certificates and/or instruments as I have deemed necessary as a basis for the opinion herein set forth. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of natural persons, the conformity to the originals of all documents submitted to us as copies and, with respect to all persons and entities other than McCaw, the due organization, existence and capacity of such persons and entities, the right, power and authority of such persons and entities to enter into all agreements to which they are parties and the valid execution and delivery of the Agreement by them.

                 I call your attention to the fact that I am a member of the Bar of the State of Washington and do not purport to be an expert on, or generally familiar with or qualified to express legal conclusions based upon, the laws of any other state or jurisdiction other than the federal laws of the United States of America (except that I render no opinion with respect to the federal communications laws and the rules and regulations of the Federal Communications Commission). I express no opinion with respect to federal or state law relating to the ownership, operation or regulation of nonwireline cellular communication systems, including, without limitation, the need to obtain or make any consents, applications, licenses, approvals or the like upon or prior to the execution of the Agreement or the exercise of any rights or remedies under the Agreement.

                 Based upon the foregoing, I am of the opinion that:

                 1. McCaw is a corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania. In rendering the opinion of good standing set forth herein, I have relied solely upon a good standing certificate of the Department of State of the State of Pennsylvania dated _________________, 1995.

                 2. The execution and delivery by McCaw of the Agreement, all certificates, assignments and other documents contemplated by the Agreement, and the performance of McCaw's obligations thereunder are within McCaw's corporate power and authority, have been duly and validly authorized by all necessary corporate action on the part of McCaw, and will not contravene or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under or with respect to any provision of applicable law or regulation, or of its articles of incorporation or bylaws, and will not result in any breach of any term, condition or provision of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would constitute a default) under, or cause or permit the acceleration of the obligation of or excuse the performance by any person of any of its obligations under, any note, mortgage, indenture, contract, agreement, judgment, order or other instrument binding upon or related To McCaw.

                 3. The Agreement, all assignments, and all other instruments of conveyance executed pursuant to the Agreement constitute the legal, valid and binding obligations of McCaw enforceable in accordance with their respective terms. In rendering the opinions set forth in this Paragraph 3, I have assumed that the laws of the State of Pennsylvania are substantially the same as the laws of the State of Washington. Further, my opinions set forth in this Paragraph 3 are qualified to the extent that enforcement may be subject to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or limiting the enforcement of creditors' rights generally; (ii) general principles of equity, whether applied by a court of law or equity; (iii) the availability of particular remedies, and
(iv) limitations based upon statutes or public policy limiting a person's right to waive the benefits of statutory provisions or common law rights.

                 4. Erie Cellular Telephone Company ("ECTC") is a partnership duly organized and validly existing under the laws of the State of Delaware. As of the date of this letter, ECTC has all requisite partnership power and authority to own, operate and lease its property and to carry on its business as now conducted.

                 5. To the best of my knowledge, after due inquiry and except as otherwise disclosed in the Agreement and its schedules, neither McCaw nor ECTC is subject to any judgment, award, writ, injunction, arbitration decision or decree that would materially and adversely affect ECTC or would materially or adversely affect McCaw's ability to perform its obligations under the Agreement.

                 6. To the best of my knowledge, after due inquiry, and except as otherwise disclosed in the Agreement and its Schedules, there exists no litigation, proceedings or investigation pending or overtly threatened, against McCaw or ECTC in any federal, state or local court, or before any administrative agency or arbitrator, or before any other tribunal duly authorized to resolve disputes, which seeks to enjoin or prohibit, or otherwise questions the validity of, any action taken or to be taken by McCaw or ECTC pursuant to or in connection with the Agreement, or, if adversely determined, could materially adversely affect McCaw's or ECTC's ability to perform their respective obligations under the Agreement.

                 This opinion is being delivered to you for your benefit in connection with the transactions described herein and may not be used or relied upon by any other person or entity for any purpose whatsoever without my prior written consent.

                                        Very truly yours,

                                        ERIE CELLULAR SYSTEMS, INC.

                                 SCHEDULE 6.1.4

                        OPINION OF FCC COUNSEL TO MCCAW

                 The form and substance of the Opinion of FCC Counsel to McCaw shall be of a type (1) that is typical in a transaction of this nature and (2) that is mutually acceptable to the parties.

                                 SCHEDULE 6.2.5

                          OPINION OF COUNSEL TO SYGNET

See attached.

                                  SCHEDULE 8.3

                         TRANSITION SERVICES AGREEMENT

See attached.

                                                                   SCHEDULE 8.3

                    [FORM OF TRANSITION SERVICES AGREEMENT]

                 This Transition Services Agreement (this "Agreement") is dated ______, 1995, by and between McCaw Cellular Communications, Inc. ("MCCI") and Sygnet Communications, Inc. ("Sygnet").

                 WHEREAS, Sygnet and Erie Cellular Systems, Inc. ("Erie Cellular"), an Affiliate of MCCI, have entered into an Agreement for Purchase of Partnership Interest dated ________________, 1995 (the "Purchase Agreement") pursuant to which Sygnet has agreed to buy, and Erie Cellular has agreed to sell, Erie Cellular's 95.46% general partnership interest in Erie Cellular Telephone Company ("ECTC").

                 WHEREAS, Section 8.3 of the Purchase Agreement provides that Sygnet and MCCI shall, if requested by Sygnet, enter into a Transition Services Agreement.

                 WHEREAS, this is the Transition Services Agreement referenced in such Section 8.3.

                 NOW, THEREFORE, in consideration of the premises, and the mutual covenants, conditions and promises hereinafter set forth, the parties hereby agree as follows:

                 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

                 2. Provision of Transition Services. Subject to the terms and conditions set forth in this Agreement, and to the supervision, oversight and control of Sygnet, MCCI agrees to provide, and to cause its Affiliates to provide, the "Transition Services" to Sygnet and ECTC after Closing. The "Transition Services" shall consist of all services supplied to ECTC or the System by MCCI or any Affiliate of MCCI prior to the Closing including, without limitation, billing, customer care, switching, credit approval and activation. Notwithstanding the foregoing, the Transition Services shall not include overall management of the System or marketing with respect to the System, which activities shall be performed by ECTC and Sygnet after Closing.

                 3. Term of Agreement; Payment. The term of this Agreement shall commence on the Closing Date and shall terminate on December 31, 1995, provided, however, that Sygnet shall have the right to terminate this Agreement upon ten days written notice to MCCI at any time. The parties contemplate that the Closing Date will be September 29, 1995. MCCI shall provide the Transition Services hereunder without charge for the period from the Closing Date until october 10, 1995. Sygnet agrees to pay MCCI for Transition Services rendered after October 10, 1995, as follows:

                 $15.00 per subscriber for the period from October 11 through November 10, 1995.

                 $16.50 per subscribe for the period from November 11 through December 15, 1995.

                 $9.87 per subscriber for the period from December 16 through December 31, 1995.

The number of subscribers for each of the above periods shall be determined as of the first date of such period. If Sygnet terminates this Agreement prior to December 31, 1995, the fees payable hereunder will be appropriately prorated. In the event the Closing occurs after September 29, 1995, the above periods will be adjusted accordingly.

                 4. Liability of MCCI. MCCI shall not be liable for any failure or delay in its performance hereunder, or any performance which is substandard, except where such failure, delay or substandard performance is the result of intentionally wrongful acts or willful misconduct by MCCI. MCCI will not be liable for the negligent acts of its employees. Moreover, MCCI will not be responsible to Sygnet for indirect, incidental, consequential or special damages, including, without limitation, any damages for loss of revenues, for any failure of the switch or failure of performance hereunder. MCCI's liability to Sygnet for any such failure shall be limited to the amount of service charges or costs paid by Sygnet pursuant to this Agreement. Notwithstanding the foregoing, Sygnet may suspend payment under this Agreement for any period of time during which MCCI is in material breach of its obligations hereunder.

                 5. Notices. Notices, claims and other communications hereunder shall be delivered in accordance with Section 10.3 of the Purchase Agreement, with notices to MCCI to be sent to the address listed for McCaw in such Section.

                 IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written

MCCAW CELLULAR COMMUNICATIONS, INC.

By:
   ---------------------------
Name:
Title:


SYGNET COMMUNICATIONS, INC.

By:
   ---------------------------
Name:
Title:

                                  Schedule 8.7

Billing Conversion Information to be Delivered by McCaw

             ===========================================================================================================
             Information*                                          Delivery Deadline
             -----------                                           -----------------
             -----------------------------------------------------------------------------------------------------------
             1.       Full live conversion tape as of the          Within ___ business days after the Effective Date.
                      Effective Date
             -----------------------------------------------------------------------------------------------------------
             2.       A/R balance report as of the Effective       Within 15 business days after the Effective Date.
                      Date.
             -----------------------------------------------------------------------------------------------------------
             3.       A/R balances after 10/10/95 billing          November 1, 1995**
                      cycle.**
             -----------------------------------------------------------------------------------------------------------
             4.       Revenue reports for the 10/10/95 billing     November 1, 1995**
                      cycle.**
             -----------------------------------------------------------------------------------------------------------
             5.       Last outcollect batch sequence number        _________, 1995**
                      report as of 10/15/95**
             ===========================================================================================================



- ----------------------------------

* All information to be provided on electronic tape, with hardcopy if requested by SYGNET.

** Based on September 29, 1995 Closing Date. If Closing occurs after that date, deadlines will be adjusted accordingly.

                               CLOSING AGREEMENT

                 This Closing Agreement (this "Agreement") is made this 15th day of September, 1995 by and between SYGNET COMMUNICATIONS, INC., an Ohio corporation ("SYGNET"), and Erie Cellular Systems, Inc., a Pennsylvania corporation ("McCaw").

                                  WITNESSETH:

                 WHEREAS, SYGNET and McCaw have entered into an Agreement for Purchase of Interest (the "Purchase Agreement") of even date herewith, pursuant to which McCaw will sell and SYGNET will purchase McCaw's 95.46% general partnership interest in Erie Cellular Telephone Company, a Delaware general partnership ("ECTC"); and

                 WHEREAS, SYGNET and McCaw wish to set forth in this Agreement the additional agreements and understandings reached between them in connection with the transactions contemplated by the Purchase Agreement;

                 NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and promises hereinafter set forth, and intending to be legally bound hereby, the parties hereby agree as follows:

                 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

                 2. Performance of Obligations on Schedules. The parties agree to perform their respective obligations set forth on the Schedules attached to this Agreement and made a part hereof. Prior to Closing, the parties may append additional Schedules to this Agreement. The parties' acceptance of each such additional Schedule, if any, shall be indicated by the signature of an authorized representative of each of the parties thereon.

                 3. This Agreement an Addendum to Purchase Agreement. This Agreement shall be deemed to be a written instrument modifying the Purchase Agreement as contemplated by Section 10.4 of the Purchase Agreement, and the agreements and understanding set forth herein and in the Schedules hereto shall be in addition to the agreements of the parties set forth in the Purchase Agreement.

                 IN WITNESS WHEREOF, the parties, all of whom are authorized to act have caused this Agreement to be executed the day, month and year above written.

                                           SYGNET COMMUNICATIONS, INC.



                                           By: /s/ ALBERT H. PHARIS, JR.
                                               -------------------------
                                           Its:    President & CEO
                                               -------------------------


                                           ERIE CELLULAR SYSTEMS, INC.



                                           By: /s/ WILLIAM W. HAGUE
                                               -------------------------
                                           Its:    Vice President
                                               -------------------------

By its signature below, McCaw Cellular Communications, Inc. hereby guarantees and assures the performance by McCaw of all of McCaw's obligations hereunder.

MCCAW CELLULAR COMMUNICATIONS, INC.



By: /s/ WILLIAM W. HAGUE
    -------------------------
Its: Vice President
    -------------------------

                                  SCHEDULE A

                        Purchase of Equipment by McCaw

                 Within 5 business days after the Effective Date, McCaw shall buy, and SYGNET shall cause ECTC to sell, certain cellular equipment (the "Purchased Equipment") as described on Schedule A-1 hereto. The purchase price for the Purchased Equipment shall be $474,030.00, and payment of such purchase price shall be made by wire transfer of immediately available funds to an ECTC account designated by SYGNET; provided that the parties may agree to handle the purchase price for the Purchased Equipment as an adjustment to the Purchase Price under the Purchase Agreement. Title to the Purchased Equipment shall pass to McCaw upon receipt by ECTC of the purchase price for the Purchase Equipment, and SYGNET shall cause ECTC to execute and deliver to McCaw a bill of sale for the Purchased Equipment in form and substance reasonably satisfactory to ECTC and McCaw.

                 The Purchased Equipment shall be sold to McCaw "as is", and shall be made available to McCaw at a location or locations agreed upon by SYGNET and McCaw. McCaw shall be responsible for retrieving the Purchased Equipment at such location(s). McCaw shall not remove any of the Purchased Equipment so long as such Purchased Equipment is necessary in order for McCaw to perform its obligations under the Transition Services Agreement, but will be able to remove the Purchased Equipment no later than January 5, 1996. SYGNET will notify McCaw when the Purchased Equipment may be removed.

                                                                    SCHEDULE A-1

The Pittsburgh Cellular Telephone Company would like to purchase the Ericsson cell site equipment that will be taken out of service from the Erie MSA. The following bid is based upon RF radio and switch interface equipment only. It does not include any power equipment (rectifiers & batteries), telco interface equipment, antenna systems, alarm systems, tower lighting controllers, etc.

                          Erie 1          75,310
                          Erie 2          43,670
                          Erie 3         106,425
                          Erie 4          66,685
                          Erie 5          26,700
                          Erie 6          45,630
                          Erie 7          62,930
                          Erie 8          57,100
                                          ------
                          TOTAL         $474,030

Erie Site 1 - Summit


Comprised of a basic ERI rack, 3 radio racks, manual tune combiners, and 19 analog radio channels. This site is the oldest in the system. The manual combiners will not be reused. We offer $7,310 for the site.


Erie Site 2 - Girard


Comprised of a basic ERI rack, 2 radio racks, manual tune combiners, and 8 analog radio channels. The manual combiners will not be reused. We offer $43,670 for the site.


Erie Site 3 - Baldwin Building


Compromised of a basic ERI rack, 4 radio racks, manual tune combiners, and 26 analog radio channels. The manual combiners will not be reused. We offer $106,425 for the site.


Erie Site 4 - Edinboro


Comprised of a basic ERI rack, 2 radio racks, manual tune combiners, and 10 analog radio channels. The manual combiners will not be reused. We offer $56,385 for the site.


Erie Site 5 - Northeast


Northeast was built out of older "spare" equipment. Comprised of a basic ERI rack (2) 880 radio racks, (1) 882 radio rack, manual tune combiners, and (8) 880 analog radio channels, and (3) 882 analog radio channels. The 880 equipment will not be reused in a new site due to it's age. It can be used as spare parts at a value of $3,000. The manual combiners will not be reused. We offer $23,700 plus $3,000 for a total of $26,700 for the site.


Erie Site 6 - Union City


Comprised of a self-constructed ERI rack, 2 radio racks, manual tune combiners, and 7 analog radio channels. The manual combiners will not be reused. We offer 45,530 for the site.


Erie Site 7 - Fairview


Comprised of a basic ERI rack, 2 radio racks, autotune combiners, and 8 analog radio channels. This is the newest Erie site. The manual combiners will not be reused. We offer $362,930 for the site.


Erie Site 8 - Corry


Comprised of a self-constructed two cabinet cell site originally used in the Fort Pitt tunnels since 1989, manual tune combiners, 7 analog radio channels, internal ERI, rectifiers, and batteries. We offer $57,100 for the site.




                                      2